                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                              ARMOR HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required
     ---------------------------------------------------------------------------
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     ---------------------------------------------------------------------------
     (1) Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
     (5) Total fee paid:
     ---------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     ---------------------------------------------------------------------------
     (1) Amount Previously Paid:
     ---------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
     (3) Filing Party:
     ---------------------------------------------------------------------------
     (4) Date Filed:
     ---------------------------------------------------------------------------

                              ARMOR HOLDINGS, INC.

                      1400 MARSH LANDING PARKWAY, SUITE 112
                           JACKSONVILLE, FLORIDA 32250

                                 APRIL 29, 2004

To Our Stockholders:

     On behalf of the Board of Directors of Armor Holdings, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held on Tuesday, June 22, 2004, at 10:00 A.M., New York City time, at The Metropolitan Club, One East 60th Street, New York, New York 10022.

     The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

     A copy of the 2003 Annual Report is included in this mailing.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

                                                 Cordially,

                                                 ARMOR HOLDINGS, INC.


                                                 Warren B. Kanders
                                                 Chief Executive Officer

                              ARMOR HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 2004

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of the Stockholders, and any adjournments or postponements thereof, of Armor Holdings, Inc., which will be held on Tuesday, June 22, 2004, at 10:00 A.M., New York City time, at The Metropolitan Club, One East 60th Street, New York, New York 10022, for the following purposes:

     1. To elect six members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

     2. To consider and vote upon a proposal to increase the number of shares of authorized capital stock of Armor Holdings, Inc. to 80,000,000 shares, 75,000,000 shares of which will be common stock and 5,000,000 shares of which will be preferred stock (Proposal 2);

     3. To consider and vote upon a proposal to amend Armor Holdings, Inc.'s 2002 Stock Incentive Plan, as amended, to increase, by 4,000,000 shares, the total number of shares of common stock that may be awarded under such plan (Proposal 3); and

     4. To transact such other business as may properly be brought before the meeting, including proposals to adjourn or postpone the meeting.

     Stockholders of record at the close of business on April 28, 2004 are entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.


                                     By order of the Board of Directors


                                     Phil Baratelli
                                     Secretary

April 29, 2004

                              ARMOR HOLDINGS, INC.
                      1400 MARSH LANDING PARKWAY, SUITE 112
                           JACKSONVILLE, FLORIDA 32250

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON

                                  JUNE 22, 2004

                                  INTRODUCTION

PROXY SOLICITATION AND GENERAL INFORMATION

     This Proxy Statement and the enclosed Proxy Card are being furnished to the holders of common stock, par value $.01 per share, of Armor Holdings, Inc., a Delaware corporation (which is sometimes referred to in this Proxy Statement as "Armor Holdings," "we," or "us"), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, June 22, 2004 at The Metropolitan Club, One East 60th Street, New York, New York 10022, at 10:00 A.M., New York City time, and at any adjournments or postponements thereof. This Proxy Statement and the Proxy Card are first being sent to stockholders on or about April 29, 2004. Our principal executive offices are located at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250.

     At the meeting, stockholders will be asked:

     1. To elect six members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

     2. To consider and vote upon a proposal to increase the number of shares of authorized capital stock of Armor Holdings to 80,000,000 shares, 75,000,000 shares of which will be common stock and 5,000,000 shares of which will be preferred stock (Proposal 2);

     3. To consider and vote upon a proposal to amend Armor Holdings' 2002 Stock Incentive Plan, as amended (the "2002 Stock Incentive Plan"), to increase, by 4,000,000 shares, the total number of shares of common stock that may be awarded under such plan (Proposal 3); and

     4. To transact such other business as may properly be brought before the meeting, including proposals to adjourn or postpone the meeting.

     The Board of Directors has fixed the close of business on April 28, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the meeting and may vote in person or by proxy authorized in writing.

     Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope. Proxies which are not revoked will be voted at the meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1), FOR increasing the number of shares of Armor Holdings' authorized capital stock to 80,000,000 shares, 75,000,000 shares of which will be common stock and 5,000,000 shares of which will be preferred stock (Proposal
2), and FOR increasing, by 4,000,000 shares, the total number of shares of our common stock that may be awarded under our 2002 Stock Incentive Plan (Proposal
3). A stockholder who so desires may revoke his proxy at any time before it is voted at the meeting by: (i) delivering written notice to us (attention:
Secretary); (ii) duly executing and delivering a proxy bearing a later date; or
(iii) casting a ballot at the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

     The Board of Directors knows of no other matters that are to be brought before the meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

     Only stockholders as of the close of business on April 28, 2004 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, there were ________ shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding the beneficial ownership of our common stock by our directors, executive officers and stockholders known to us to own 5% or more of our common stock.

     Our common stock is traded on the New York Stock Exchange under the symbol "AH". On ___________, 2004, the last full trading date prior to the printing and mailing of this Proxy Statement, the reported closing price for the common stock on the New York Stock Exchange was _____. Stockholders are urged to obtain the current market quotation for the shares of our common stock.

REQUIRED VOTES

     The presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. Each share of Armor Holdings common stock entitles the holder to one vote on each matter presented for stockholder action. The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast in person or by proxy is necessary for the approval of (i) the amendment to our Certificate of Incorporation to increase the number of shares of our authorized capital stock to 80,000,000 shares, 75,000,000 shares of which will be common stock and 5,000,000 shares of which will be preferred stock (Proposal 2); and (ii) the increase, by 4,000,000 shares, of the total number of shares of our common stock that may be awarded under our 2002 Stock Incentive Plan (Proposal 3).

     An independent inspector of elections appointed by our transfer agent or us will tabulate votes at the meeting. Since the affirmative vote of a plurality of votes cast is required for the election of directors (Proposal 1), abstentions and "broker non-votes" will have no effect on the outcome of such election. Since the affirmative vote of a majority of the votes cast is necessary for approval of the increase in the number of shares of Armor Holdings' authorized capital stock to 80,000,000 shares, 75,000,000 shares of which will be common stock and 5,000,000 shares of which will be preferred stock (Proposal 2) and the increase, by 4,000,000 shares, of the total number of shares of our common stock that may be awarded under our 2002 Stock Incentive Plan (Proposal 3), an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the voting for Proposals 2 and 3.

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved. Shares as to which brokers have not exercised discretionary authority or received instructions from beneficial owners are considered "broker non-votes," and will be counted for purposes of determining whether there is a quorum.

PROXY SOLICITATION

     Armor Holdings will bear the costs of the solicitation of proxies for the meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

     IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF ARMOR HOLDINGS. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

                 BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
                 DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

     The following table sets forth as of April 1, 2004 the number of shares and percentage of our common stock owned by (i) each person known to us to beneficially own five percent or more of our common stock, (ii) each of our directors and nominees for director, (iii) each of our executive officers, and
(iv) our executive officers, directors and nominees for director as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Armor Holdings, Inc., 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250.

                                                                                Amount and
                                                                                nature of
                                                                                beneficial
Name                                                                           ownership (1)  Percentage (17)
----                                                                           -------------  ----------
Westfield Capital Management Co.  LLC (2)                                        2,956,000       10.3%

T. Rowe Price Associates, Inc. (3)                                               2,901,100       10.2%

Warren B. Kanders and Kanders Florida Holdings, Inc. (4)                         2,515,655       8.7%

FleetBoston Financial Corporation (5)                                            2,065,005       7.2%

Wellington Management Company, LLP (6)                                           1,496,250       5.2%

Robert R. Schiller (7)                                                            283,005        1.0%

Stephen E. Croskrey (8)                                                           258,005          *

Nicholas Sokolow (9)                                                              212,450          *

Burtt R. Ehrlich (10)                                                             150,025          *

Thomas W. Strauss (11)                                                            141,500          *

Alair A. Townsend (12)                                                            112,716          *

Glenn J. Heiar (13)                                                               51,500           *

Deborah Zoullas (14)                                                              19,000           *

Robert F. Mecredy (15)                                                            17,878           *

All directors, nominees for directors and executive officers as a group        3,761,734       12.5%
(10 persons) (16)

*    Less than 1%.

     (1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares
          (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

     (2) This information has been obtained from the Schedule 13G filed by Westfield Capital Management Co. LLC on December 5, 2002. The address of Westfield Capital Management Co. LLC is One Financial Center, Boston, MA 02111.

     (3) This information has been provided to us by T. Rowe Price Associates, Inc. in a letter dated March 19, 2004. We have assumed that, as of April 1, 2004, there has been no change in the number of shares of our common stock held by T. Rowe Price Associates, Inc. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

     (4) Of such shares, Kanders Florida Holdings, Inc., of which Mr. Kanders is the sole stockholder and sole director, owns 2,098,395 shares. Includes options to purchase 412,500 shares of common stock. Excludes unvested restricted stock awards of 124,288 shares and vested deferred restricted stock awards of 200,000 shares granted to Mr. Kanders over which Mr. Kanders does not have voting or dispositive power and unvested options to purchase 935,000 shares of common stock. Also includes 4,760 shares held for the benefit of Mr. Kanders' children.

     (5) This information has been obtained from the Schedule 13G filed by FleetBoston Financial Corporation on February 13, 2004. The address of FleetBoston Financial Corporation is 100 Federal Street, Boston, MA 02110.

     (6) This information has been obtained from Schedule 13G/A filed by Wellington Management Company, LLP on February 12, 2004. The amount reported consists of shares of common stock owned by clients of Wellington Management. The address of Wellington Management is 75 State Street, Boston, MA 02109.

     (7) Includes options to purchase 275,000 shares of common stock. Excludes vested deferred performance stock awards of 150,000 shares and unvested restricted stock awards of 112,144 shares granted to Mr. Schiller over which Mr. Schiller does not have voting or dispositive power. Excludes unvested options to purchase 350,000 shares of common stock.

     (8) Includes options to purchase 220,000 shares of common stock. Excludes unvested options to purchase 100,000 shares of common stock and unvested restricted stock awards of 4,940 shares granted to Mr. Croskrey over which Mr. Croskrey does not have voting or dispositive power.

     (9) Includes options to purchase 131,250 shares of common stock. Excludes unvested options to purchase 3,750 shares of common stock. Also includes 60,000 shares owned by S.T. Investors Fund, LLC, a limited liability company of which Mr. Sokolow is a member, 10,000 shares owned by Mr. Sokolow's profit sharing plan and 11,200 shares held for the benefit of Mr. Sokolow's children and of which Mr. Sokolow disclaims beneficial ownership.

     (10) Includes options to purchase 55,125 shares of common stock. Excludes unvested options to purchase 3,375 shares of common stock. Also includes 5,000 shares owned by Mr. Ehrlich's children and 6,500 shares in trust for the benefit of his children, of which Mr. Ehrlich's spouse is trustee, of which he disclaims beneficial ownership. Also includes 400 shares owned by Mr. Ehrlich's spouse's individual retirement account of which Mr. Ehrlich disclaims beneficial ownership.

     (11) Includes options to purchase 129,000 shares of common stock. Excludes unvested options to purchase 3,000 shares of common stock.

     (12) Includes options to purchase 109,000 shares of common stock. Excludes unvested options to purchase 3,000 shares of common stock.

     (13) Includes options to purchase 40,000 shares of common stock. Excludes unvested options to purchase 150,000 shares of common stock and unvested restricted stock awards of 5,020 over which Mr. Heiar does not have voting or dispositive power.

     (14) Includes options to purchase 19,000 shares of common stock. Excludes unvested options to purchase 23,000 shares of common stock.

     (15) Includes options to purchase 16,666 shares of common stock. Excludes unvested restricted stock awards of 6,100 shares over which Mr. Mecredy does not have voting or dispositive power. Excludes unvested options to acquire 108,334 shares of common stock.

     (16) See footnotes (4) and (7) through (15).

     (17) Percent is based on 28,572,595 shares of common stock outstanding as of April 1, 2004.


     We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, affiliates of the foregoing persons or any security holder, including any owner of record or beneficial owner of more than 5% of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

                               STOCK OPTION PLANS

     The table below shows the number of options and range of exercise prices we granted to various employees and directors during our fiscal year ended December 31, 2003 under our 2002 Stock Incentive Plan.


  PLAN NAME                        NUMBER OF GRANTS         GRANT PRICE RANGES
 ------------------------------   -------------------    -----------------------

  2002 Stock Incentive Plan            898,346               $13.68 - $25.07

The options granted to non-employee directors vest in one year, and options granted to employees typically vest equally over a period of three years from the date of the grant. The vesting of the options may be accelerated in the event of the occurrence of certain events.

The following table sets forth certain information regarding our equity plans as at December 31, 2003.

Plan Category                                   (A)                     (B)                              (C)
                                             Number of            Weighted-average         Number of securities remaining
                                         securities to be        exercise price of          available for future issuance
                                            issued upon             outstanding            under equity compensation plans
                                            exercise of          options, warrants       (excluding securities reflected in
                                            outstanding              and rights                      column (a))
                                         options, warrants
                                            and rights

-----------------------------          --------------------     -------------------     ------------------------------------
Equity compensation plans
approved by security holders               3,205,921                 $ 16.80                          417,120

Equity compensation plans not
approved by security holders                 685,000                 $ 17.94                            --
                                       --------------------

Total                                      3,890,921
                                       ====================

     We have two non-qualified equity plans, the 2002 Executive Stock Plan and the 1998 Stock Option Plan, that have not been approved by stockholders. The 2002 Executive Stock Plan provides for the grant of a total of 470,000 stock options and stock awards to our key employees. The Board of Directors, or a committee designated by the Board consisting of two or more independent directors, is authorized to set the price and terms and conditions of the options and awards granted under the 2002 Executive Stock Plan. Options under the 2002 Executive Stock Plan are substantially the same as the 2002 Stock Incentive Plan except that we may only grant non-qualified stock options under the 2002 Executive Stock Plan. The 2002 Executive Stock Plan was adopted on March 13, 2002 and all shares available for grant under the 2002 Executive Stock Plan were granted to our executive officers on March 13, 2002.

     The 1998 Stock Option Plan provides for the grant of a total of 725,000 stock options to our key employees. The Board of Directors, or a committee designated by the Board consisting of two or more independent directors, is authorized to set the terms and conditions of the options granted under the 1998 Stock Option Plan. The exercise price of all options granted under the 1998 Stock Option Plan is equal to the fair market value of our common stock on the date of grant. As of the end of our last fiscal year, there were no shares available for options to be granted under the 1998 Stock Option Plan.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Our Certificate of Incorporation and Bylaws provide that we may have between three and fifteen directors, with such number to be fixed by the Board of Directors. Effective at this time and for the purposes of the meeting, the number of directors of Armor Holdings, as fixed by the Board of Directors, is six.

     Our directors are elected annually at the annual meeting of stockholders. Their respective terms of office continue until the next annual meeting of stockholders and until their successors have been elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors or executive officers.

     Unless otherwise specified, each proxy received will be voted for the election of directors of the six nominees named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.

     The following persons have been nominated as directors:

     WARREN B. KANDERS, 46, has served as the Chairman of our Board since January 1996 and as our Chief Executive Officer since April 9, 2003. Mr. Kanders has served as a member of the Board of Directors of Clarus Corporation since June 2002 and as the Executive Chairman of Clarus Corporation's Board of Directors since December 2002. From October 1992 to May 1996, Mr. Kanders served as Vice Chairman of the board of Benson Eyecare Corporation. From June 1992 to March 1993, Mr. Kanders served as the President and a director of Pembridge Holdings, Inc. Mr. Kanders received a B.A. degree in Economics from Brown University in 1979.

     BURTT R. EHRLICH, 64, has served as one of our directors since January 1996. Mr. Ehrlich has served as a member of the Board of Directors of Clarus Corporation since June 2002 and as Chairman of the Board of Directors of Langer, Inc. since February 2001. Mr. Ehrlich served as Chairman and Chief Operating Officer of Ehrlich Bober Financial Corp. (the predecessor of Benson Eyecare Corporation) from December 1986 until October 1992, and as a director of Benson Eyecare Corporation from October 1992 until November 1995.

     NICHOLAS SOKOLOW, 54, has served as one of our directors since January 1996. Mr. Sokolow has served as a member of the Board of Directors of Clarus Corporation since June 2002. Mr. Sokolow has been a partner in the law firm of Sokolow, Dunaud, Mercadier & Carreras since 1994. From June 1973 until October 1994, Mr. Sokolow was an associate and partner in the law firm of Coudert Brothers.

     THOMAS W. STRAUSS, 61, has served as one of our directors since May 1996. Mr. Strauss has served as a member of the Board of Directors of Langer, Inc. since June 2002. Since 1995, Mr. Strauss has been a principal with Ramius Capital Group, a privately held investment management firm. From June 1993 until July 1995, Mr. Strauss was co-chairman of Granite Capital International Group, an investment banking firm. From 1963 to 1991, Mr. Strauss served in various capacities with Salomon Brothers Inc, an investment banking and brokerage firm, including President and Vice-Chairman.

     ALAIR A. TOWNSEND, 62, has served as one of our directors since December 1996. Since February 1989, Ms. Townsend has been publisher of Crain's New York Business, a business periodical. Ms. Townsend was a former governor of the American Stock Exchange. Ms. Townsend served as New York City's Deputy Mayor for Finance and Economic Development from February 1985 to January 1989.

     DEBORAH ZOULLAS, 51, has served as one of our directors since July 2002. Ms. Zoullas is a private investor. From December 1998 until December 2000, Ms. Zoullas served as the Executive Vice President of Sotheby's Holdings, Inc. and during 2000 served on its Board of Directors. From 1974 until 1996, Ms. Zoullas worked in various capacities within the Investment Banking Division of Morgan Stanley & Co. Incorporated. Ms. Zoullas is an Advisory Director of Morgan Stanley, a member of the Advisory Board of The Stanford Business School, a Director of the Helena Rubinstein Foundation and a member of the Executive Committee of The Projects Committee of Memorial Sloan Kettering.

     The affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting of stockholders is necessary for the election of directors (assuming a quorum of a majority of the outstanding shares of common stock is present).

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

                            GOVERNANCE OF THE COMPANY

CORPORATE GOVERNANCE

     Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. Recently, the Company's management and our Board of Directors reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and the revised listing requirements of the New York Stock Exchange. Based on that review, and to the extent necessary, the Board of Directors has adopted codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters and an Audit Committee pre-approval policy.

CORPORATE GOVERNANCE GUIDELINES AND DOCUMENTS

     The Code of Ethics for Senior Executive and Financial Officers, the Code of Business Conduct and Ethics for Directors, Officers and Employees, the Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, the Audit Committee Pre-Approval Policy, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees were adopted by Armor Holdings for the purpose of promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Armor Holdings, and promoting compliance with all applicable rules and regulations that apply to Armor Holdings and its officers and directors. The foregoing materials may be accessed at www.armorholdings.com, our Internet website, at the tab "Investor Relations." In addition, you may request, without charge, a copy of our codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters and the Audit Committee pre-approval policy by submitting a written request for any of such materials to: Armor Holdings, Inc., c/o the Secretary at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250.

BOARD OF DIRECTORS

     Our Board of Directors is currently comprised of the following six members:
Warren B. Kanders, Burtt R. Ehrlich, Nicholas Sokolow, Thomas W. Strauss, Alair
A. Townsend and Deborah A. Zoullas. During fiscal 2003, the Board of Directors held 17 meetings. The Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance Committees. During fiscal 2003, all of the directors then in office attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served. All members of our Board of Directors attended last year's annual stockholders meeting which was held on June 24, 2003.

     In connection with the New York Stock Exchange listing requirement that non-management directors meet at regularly scheduled executive sessions without management, the Board appointed Nicholas Sokolow as the Presiding Director for such meetings until Armor Holdings' 2005 annual meeting of stockholders. The primary responsibilities of the Presiding Director include presiding over periodic executive sessions of the non-management members of the Board and performing other duties that the Board may from time to time delegate to assist in the fulfillment of its responsibilities.

DIRECTOR INDEPENDENCE

     In response to the revised listing requirements of the New York Stock Exchange, the Board of Directors has evaluated each of its directors' independence from Armor Holdings based on the definition of "independence" established by the New York Stock Exchange. In its review of each director's independence from Armor Holdings, the Board of Directors reviewed whether any transactions or relationships exist currently or, during the past year existed, between each director and Armor Holdings and its subsidiaries, affiliates, equity investors or independent auditors. The Board of Directors also examined whether there were any transactions or relationships between each director and members of the senior management of Armor Holdings or their affiliates. Based on the Board's review and the New York Stock Exchange's definition of "independence", the Board has determined that the Board is comprised of a majority of independent directors. The Board has also determined that each of the members of our Audit Committee is "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

     Stockholders may send communications to the Board of Directors or any committee thereof by writing to the Board or any such committee at Armor Holdings, Inc., c/o the Secretary at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board, as appropriate.

     In addition, stockholders may also contact the Presiding Director or any other non-management director by writing to the Presiding Director at Armor Holdings, Inc., c/o the Secretary at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250. The Presiding Director will review and distribute all stockholder communications to the intended recipients and/or distribute to the entire Board, as appropriate.

COMPLAINT PROCEDURES

     Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee as follows: Armor Holdings, Inc., c/o Chairman of the Audit Committee 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked "Confidential."

AUDIT COMMITTEE

     The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent auditors and to analyze the reports and recommendations of such auditors. The committee also monitors the adequacy and effectiveness of our financial controls and reporting procedures and the performance of our internal audit staff and independent auditors. During fiscal 2003, the Audit Committee consisted of Ms. Townsend (Chairwoman), Mr. Sokolow, Mr. Strauss and Ms. Zoullas, all of whom were determined by the Board to be independent of Armor Holdings based on the New York Stock Exchange's definition of "independence". Effective December 31, 2003, Mr. Sokolow resigned from his position on the Audit Committee. The Board of Directors has determined that it currently does not have an "audit committee financial expert" (as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder) serving on its Audit Committee as it has not yet identified a suitable candidate. The Audit Committee met 10 times during fiscal 2003. The Board of Directors has adopted a written Charter for the Audit Committee, a copy of which is attached hereto as Appendix A.

COMPENSATION COMMITTEE

     The purpose of the Compensation Committee is to recommend to the Board of Directors the compensation and benefits of our executive officers and other key managerial personnel. During fiscal 2003, the Compensation Committee consisted of Messrs. Sokolow (Chairman) and Ehrlich, all of whom were determined by the Board to be independent of Armor Holdings. The Compensation Committee met 2 times during fiscal 2003, and also held numerous informal discussions during fiscal 2003.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

     The purpose of the Nominating/Corporate Governance Committee is to identify, evaluate and nominate candidates for election to the Board of Directors as well as review Armor Holdings' corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange's listing requirements. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders. The names of such nominees should be forwarded to Armor Holdings, Inc., c/o the Secretary at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, who will submit them to the committee for its consideration. During fiscal 2003, the Nominating/Corporate Governance Committee consisted of Messrs. Kanders (Chairman) and Sokolow.

     The Nominating/Corporate Governance was established at the end of December 2003 and replaces the Nominating Committee. The Nominating Committee did not meet during fiscal 2003. The functions of the Nominating/Corporate Governance Committee were considered at and acted upon by the entire Board of Directors during its meetings in fiscal 2003. In order to comply with the New York Stock Exchange's listing requirement that all members of our Nominating/Corporate Governance Committee be independent from Armor Holdings, in December 2003, Mr. Kanders resigned from his position on the Nominating/Corporate Governance Committee and Mr. Ehrlich and Ms. Zoullas were appointed by the Board to the

Nominating/Corporate Governance Committee. Mr. Sokolow will act as Chairman of the Nominating/Corporate Governance Committee. As Messrs. Sokolow and Ehrlich and Ms. Zoullas were determined by the Board to be independent from Armor Holdings, the Nominating/Corporate Governance Committee will only be comprised of independent directors. A copy of the Nominating/Corporate Governance Committee's Charter is available on our Internet website at the tab "Investor Relations".

     Candidates for the Board of Directors should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in Armor Holdings; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Armor Holdings and its stockholders; and have the ability and willingness to spend the time required to function effectively as a director of Armor Holdings. The Nominating/Corporate Governance Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee evaluates nominees recommended by stockholders, by other individuals and by the search firms in the same manner, as follows. The Nominating/Corporate Governance Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above. When a Board vacancy occurs or is anticipated, the Nominating/Corporate Governance Committee determines which of the qualified candidates to interview, based on the current needs of the Board and Armor Holdings, and members of the Nominating/Corporate Governance Committee meet with these individuals. If, after such meetings, the Nominating/Corporate Governance Committee determines to recommend any candidate to the Board for consideration, that individual is invited to meet with the entire Board. The Board then determines whether to select the individual as a director-nominee.

COMPENSATION OF DIRECTORS

     Our directors, other than Mr. Kanders who was compensated pursuant to his employment agreement, receive stock options for 12,000 shares of our common stock and cash in the amount of $15,000, each of which vests and is payable quarterly during the course of the year. In addition, each member of the Audit Committee, due to the additional work required by the members of such committee, will receive an additional $8,000 in cash and the Chair of the Audit Committee will receive an additional $4,000 in cash, each of which is payable quarterly during the course of the year. The members of the Compensation Committee and the Nominating/Corporate Governance Committee will receive stock options for 1,500 shares of our common stock, which vests quarterly during the course of the year. Non-attendance by a member of the Board at any Board meeting or a member of the Audit Committee at an Audit Committee meeting will result in a reduction of $1,500 in compensation for each missed meeting. The members of the Board are reimbursed by us for their travel and other expenses incurred by them in connection with company business.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     No director, executive officer, or person nominated to become a director or executive officer has, within the last five years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any property or any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities or practice; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "Commission") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been subsequently reversed, suspended or vacated.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Board of Directors has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is independent from Armor Holdings and is financially literate as that qualification is interpreted by the Board of Directors. The Board of Directors has adopted a written charter with respect to the Audit Committee's roles and responsibilities.

     Management is responsible for Armor Holdings' internal controls and the financial reporting process. The external auditor is responsible for performing an independent audit of Armor Holdings' consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     1. The Audit Committee has reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP, our independent auditors.

     2. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards).

     3. The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from Armor Holdings.

     4. Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Commission.

          AUDIT COMMITTEE

          Alair A. Townsend (Chair)
          Thomas W. Strauss
          Deborah Zoullas

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Aggregate fees for professional services rendered for Armor Holdings by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2003 and 2002 were:

                                             2003                         2002
                                             ----                         ----
Audit Fees                             $2,011,781                     $896,847
Audit Related Fees                        268,697                      683,895
Tax Fees                                  690,014                      328,102
All Other Fees                                 --                       37,409

                                  ---------------              ---------------
Total                                  $2,970,492                   $1,946,244


AUDIT FEES

     The Audit Fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2003 and 2002, as applicable, and for the review of our consolidated financial statements included in our quarterly reports on Form 10-Q for fiscal 2003 and 2002, as applicable. In addition, the Audit Fees also includes fees for services rendered to us by PricewaterhouseCoopers LLP for statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures and assistance with review of documents filed with the Commission.

AUDIT RELATED FEES

     The Audit Related Fees as of the fiscal years ended December 31, 2003 and 2002, respectively, were for assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions and accounting consultations in connection with acquisitions.

TAX FEES

     Tax Fees as of the fiscal years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and advice, including assistance with and representation in tax audits and appeals, advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

ALL OTHER FEES

     There were no fees incurred for All Other Fees for the fiscal year ended December 31, 2003. All Other Fees as of the fiscal year ended December 31, 2002, were for services rendered for risk management advisory services.

AUDITOR INDEPENDENCE

     The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on PricewaterhouseCoopers LLP's independence from Armor Holdings.

               AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

     The Audit Committee must review and pre-approve all audit and non-audit services provided by PricewaterhouseCoopers LLP, our independent auditors, and has adopted a Pre-approval Policy. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor's independence. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

     Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor's view, the request or application is consistent with the Commission's rules on auditor independence. Each pre-approval request or application must also be accompanied by detailed documentation regarding the specific services to be provided.

     Since the adoption of the Pre-approval Policy by the Audit Committee on March 11, 2004, the Audit Committee has not waived the pre-approval requirement for any services rendered by PricewaterhouseCoopers LLP to Armor Holdings. The full text of the Audit Committee's Pre-Approval Policy may be accessed at www.armorholdings.com, our Internet website, at the tab "Investor Relations."

                               EXECUTIVE OFFICERS

     The following table sets forth the name, age and position of each of our executive officers and significant employees as of April 1, 2004. Our executive officers are appointed by and serve at the discretion of the Board of Directors of Armor Holdings.

NAME                        AGE                           POSITION

Warren B. Kanders            46       Chairman of the Board of Directors and
                                      Chief Executive Officer
Robert R. Schiller           41       President and Chief Operating Officer
Glenn J. Heiar               44       Chief Financial Officer
Stephen E. Croskrey          44       President and Chief Executive Officer --
                                      Armor Holdings Products Division
Robert F. Mecredy            57       President - Aerospace and Defense Group


     See the table of nominees for election as directors for biographical data with respect to Mr. Kanders.

     ROBERT R. SCHILLER, 41, has served as our President since January 1, 2004 and Chief Operating Officer since April 2003. Mr. Schiller has also held other positions at Armor Holdings and has served as an Executive Vice President from November 2000 to April 2003, Chief Financial Officer and Secretary from November 2000 to March 2004, as Executive Vice President and Director of Corporate Development from January 1999 to October 2000, and as Vice President of Corporate Development from July 1996 to December 1998. Mr. Schiller graduated with a B.A. in Economics from Emory University in 1985 and received a M.B.A. from Harvard Business School in 1991.

     GLENN J. HEIAR, 44, has served as our Chief Financial Officer since March 2004, Chief Accounting Officer since March 2003 and Chief Financial Officer of our Mobile Security Division since February 2002. From 1996 until 2001, Mr. Heiar was a Vice President and the Chief Financial Officer of Pirelli Cables and Systems, North America. From 1987 to 1996, Mr. Heiar worked for Alcatel Alsthom as a Financial Vice President and in various other financial positions. Mr. Heiar graduated with a B.B.A. in Accounting from the University of Wisconsin in 1982 and received a M.B.A. from the University of North Carolina in 1992. Mr. Heiar is a certified public accountant and a certified management accountant.

     STEPHEN E. CROSKREY, 44, has served as President and Chief Executive Officer--Armor Holdings Products Division since February 1999. From 1998 to February 1999, Mr. Croskrey served as Director of Sales for Allied Signal, Inc.'s global fibers business. From 1988 to 1998, Mr. Croskrey served in various positions for Mobil Oil, most recently as its Central Regional Manager for its Industrial Lubricant division. Mr. Croskrey graduated with a B.S. in Engineering from the United States Military Academy at West Point and received an M.M. from Kellogg School of Management at Northwestern University in 1998.

     ROBERT F. MECREDY, 57, has served as President of our Aerospace & Defense Group since December 2003 and Corporate Vice President for Government Affairs since October 2001.

From 1991 to 2001, Mr. Mecredy worked at Firearms Training Systems, Incorporated, holding positions ranging from Director of U.S. Military Marketing and Sales through Chief Executive Officer, President and Director. From 1988 to 1990, Mr. Mecredy served as the Director of Army and Marine Corps programs for Raytheon's Washington, D.C. Office. Mr. Mecredy graduated Summa Cum Laude from Park University with a B.S. in Economics in 1974 and received a M.B.A. from Webster University in 1980.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth information concerning the annual and long-term compensation earned for the periods presented below by our chief executive officer and each of our other executive officers whose annual salary and bonus during fiscal 2003 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                       LONG-TERM COMPENSATION
                                                                               AWARDS
                                                                    -----------------------------
                                                                     RESTRICTED      SECURITIES
                                   FISCAL  ANNUAL    COMPENSATION      STOCK         UNDERLYING         ALL OTHER
NAME AND PRINCIPAL                 YEAR    SALARY       BONUS        AWARDS(1)         OPTIONS        COMPENSATION
POSITION

Warren B. Kanders                   2003   382,000         400,000   $4,552,005 (2)      300,000          $143,000 (3)
Chairman of the Board               2002         -               -    1,661,123 (4)      585,000 (5)       525,000 (3)
and CEO                             2001         -               -            -           12,500           750,000 (3)

Jonathan M. Spiller (6)             2003   166,000               -            -                -           359,000 (7)
Former President, CEO and           2002   525,000               -    1,661,123 (8)      425,000                 -
Director                            2001   398,000         500,000            -                -                 -

Robert R. Schiller                  2003   432,638         400,000    3,314,017 (9)      200,000
Chief Operating Officer             2002   320,000               -    2,471,554 (10)      50,000                 -
and Chief Financial Officer         2001   300,000         375,000            -          250,000                 -

Stephen E. Croskrey                 2003   300,000         225,000       82,536 (11)           -
President and CEO of                2002   300,000               -       31,419 (12)     200,000                 -
Armor Holdings Products Division    2001   265,000         150,000            -                -                 -

Robert F. Mecredy                   2003   200,000         190,000      114,225 (13)     100,000                 -
President of Aerospace and          2002   200,000               -            -           25,000                 -
Defense Group                       2001    38,610               -            -                -                 -

Glenn J. Heiar                      2003   220,000         100,000       93,278 (14)           -                 -
Chief Accounting Officer            2002   198,423               -            -          100,000                 -
                                    2001         -               -            -                -                 -


     (1) Each Named Executive Officer received the following number of shares of restricted common stock in fiscal 2003: Mr. Kanders, 213,841, Mr. Schiller, 156,921, Mr. Croskrey, 2,851, Mr. Mecredy, 7,900, and Mr. Heiar, 6,520. The value of the restricted common stock awarded to each Named Executive Officer as of the date of grant are shown in the table above. The value of the restricted common stock awarded to each Named Executive Officer as of December 31, 2003 was as follows: Mr. Kanders, $5,626,157, Mr. Schiller, $4,128,592, Mr. Croskrey, $75,010, Mr.
          Mecredy, $207,849, and Mr. Heiar, $171,541, and were calculated using the closing price of our common stock on December 31, 2003 which was $26.31. No dividends, to the extent declared and paid on our unrestricted common stock, will be paid on our unvested restricted common stock.

     (2) Represents the value of stock bonuses granted on July 26, 2003 and February 10, 2004 (2003 bonus compensation which has been included as compensation in fiscal 2003) pursuant to the 2002 Stock Incentive Plan. The number of shares issued pursuant to the February 10, 2004 stock bonus was calculated using the closing price on February 10, 2004 which was $28.90, as quoted on the New York Stock Exchange. 200,000 shares of restricted common stock were granted to Mr. Kanders on July 26, 2003; such shares vested on November 11, 2003 and have been deferred until November 11, 2008, subject to acceleration under certain circumstances. We calculated the value of the July 26, 2003 stock bonus using the closing price of our common stock, as quoted on the New York Stock Exchange, on Novemer 11, 2003, the date on which such stock bonus vested. The closing price of our common stock on the New York Stock Exchange on November 11, 2003 was $20.76. 13,841 shares of restricted common stock were granted to Mr. Kanders on February 10, 2004 of which 4,613 shares vest on February 9, 2005 and 4,614 shares vest on each of February 9, 2006 and February 9, 2007.

     (3) See "Certain Relationships and Related Transactions" for a description of Armor Holdings' agreements with Kanders & Company, Inc. ("Kanders & Co."), a corporation controlled by Mr. Kanders. Represents the compensation paid to Kanders & Co. for investment banking services provided to Armor Holdings.

     (4) Represents the value of stock bonuses granted on August 12, 2002 pursuant to the 2002 Stock Incentive Plan. The number of shares issued pursuant to these bonuses was calculated using the closing price on August 12, 2002 of $15.04 as quoted on the New York Stock Exchange. 100,000 shares of restricted common stock were granted to Mr. Kanders on August 12, 2002 which vest on December 31, 2016, subject to acceleration under certain circumstances, including, among other things, the vesting of 75% of such shares upon us achieving $100 million of earnings before interest, taxes, depreciation and amortization ("EBITDA") during any rolling four-quarter period and the vesting of the remaining 25% of such shares upon us achieving $125 million of EBITDA during any rolling four-quarter period. 10,447 shares of restricted common stock were granted to Kanders & Co. on August 12, 2002 which vest on December 31, 2004.

     (5) The securities underlying options granted to Mr. Kanders during 2002 include 35,000 shares of common stock underlying an option granted to Kanders & Co.

     (6) Mr. Spiller's employment was terminated and he resigned from his position as a director on April 9, 2003.

     (7) Represents a payment paid to Mr. Spiller pursuant to a separation agreement and general release executed by us and Mr. Spiller.

     (8) Represents the value of stock bonuses granted on August 12, 2002 pursuant to the 2002 Stock Incentive Plan. The number of shares issued pursuant to these bonuses was calculated using the closing price on August 12, 2002 of $15.04 as quoted on the New York Stock Exchange. 100,000 shares of restricted common stock were granted to Mr. Spiller on August 12, 2002 which vest on May 22, 2006. 10,447 shares of restricted common stock were granted to Mr. Spiller on August 12, 2002 and such shares vested on May 22, 2003.

     (9) Represents the value of stock bonuses granted on November 4, 2003 and February 10, 2004 (2003 bonus compensation which has been included as compensation in fiscal 2003) pursuant to the 2002 Stock Incentive Plan. The number of shares issued pursuant to the February 10, 2004 stock bonus was calculated using the closing price on February 10, 2004 which was $28.90, as quoted on the New York Stock Exchange. 150,000 shares of restricted common stock were granted to Mr. Schiller on November 4, 2003; such shares vested on November 11, 2003 and have been deferred until November 11, 2008, subject to acceleration under certain circumstances. We calculated the value of the November 4, 2003 stock bonus using the closing price of our common stock, as quoted on the New York Stock Exchange, on November 11, 2003, the date on which such stock bonus vested. The closing price of our common stock on the New York Stock Exchange on November 11, 2003 was $20.76. 6,921 shares of restricted common stock were granted to Mr. Schiller on February 10, 2004 and such shares vest on February 9, 2007.

     (10) Represents the value of stock bonuses granted on March 13, 2002 and August 12, 2002 pursuant to the 2002 Executive Stock Plan and the 2002 Stock Incentive Plan. The number of shares issued pursuant to these bonuses was calculated using the closing price on March 13, 2002 and August 12, 2002 which was $23.93 and $15.04, respectively, as quoted on the New York Stock Exchange. 100,000 shares of restricted common stock were granted to Mr. Schiller pursuant to the 2002 Executive Stock Plan on March 13, 2002 which vest on December 31, 2016, subject to acceleration under certain circumstances, including, among other things, the vesting of 75% of such shares upon us achieving $100 million of EBITDA during any rolling four-quarter period and the vesting of the remaining 25% of such shares upon us achieving $125 million of EBITDA during any rolling four-quarter period. 5,223 shares of restricted common stock were granted to Mr. Schiller pursuant to the 2002 Stock Incentive Plan on August 12, 2002 and such shares vest on December 31, 2004.

     (11) Represents the value of stock bonuses granted on March 15, 2004 (2003 bonus compensation which has been included as compensation in fiscal
          2003) pursuant to the 2002 Stock Incentive Plan. The number of shares issued pursuant to these bonuses was calculated using the closing price on March 12, 2004 which was $28.95 as quoted on the New York Stock Exchange. Pursuant to such calculations, 2,851 shares of restricted common stock were granted to Mr. Croskrey and such shares vest on December 31, 2006.

     (12) Represents the value of stock bonuses granted on August 12, 2002 pursuant to the 2002 Stock Incentive Plan. The number of shares issued pursuant to these bonuses was calculated using the closing price on August 12, 2002 which was $15.04 as quoted on the New York Stock Exchange. Pursuant to such calculations, 2,089 shares of restricted common stock were granted to Mr. Croskrey and such shares vest on December 31, 2004.

     (13) Represents the value of stock bonuses granted on March 21, 2003 and March 15, 2004 (2003 bonus compensation which has been included as compensation in fiscal 2003) pursuant to the 2002 Stock Incentive Plan. The number of shares issued pursuant to these bonuses was calculated using the closing price on March 21, 2003 and March 12, 2004 which was $9.87 and $28.95, respectively, as quoted on the New York Stock Exchange. 6,000 shares of restricted common stock were granted to Mr. Mecredy on March 21, 2003 of which 1,800 shares have vested, 1,800 shares vest on December 31, 2004 and 2,400 shares vest on December 31, 2005. 1,900 shares of restricted common stock were granted to Mr. Mecredy on March 15, 2004 which shares vest on December 31, 2006.

     (14) Represents the value of stock bonuses granted on March 21, 2003 and March 15, 2004 (2003 bonus compensation which has been included as compensation in fiscal 2003) pursuant to the 2002 Stock Incentive Plan. The number of shares issued pursuant to these bonuses was calculated using the closing price on March 21, 2003 and March 12, 2004 which was $9.87 and $28.95, respectively, as quoted on the New York Stock Exchange. 5,000 shares of restricted common stock were granted to Mr. Heiar on March 21, 2003 of which 1,500 shares have vested, 1,500 shares vest on December 31, 2004 and 2,000 shares vest on December 31, 2005. 1,520 shares of restricted common stock were granted to Mr. Heiar on March 15, 2004 which shares vest on December 31, 2006.

OPTIONS GRANTED IN FISCAL 2003

     We granted the following options to our Named Executive Officers during fiscal 2003.

                                 INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------
                                               PERCENT
                                               OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                                               OPTIONS                                   AT ASSUMED ANNUAL RATES OF
                             NUMBER OF         GRANTED       EXERCISE                    STOCK PRICE APPRECIATION
                            SECURITIES           TO             OR                            FOR OPTION TERM
                            UNDERLYING        EMPLOYEES        BASE                    -----------------------------
                             OPTIONS          IN FISCAL        PRICE      EXPIRATION       5% ($)         10% ($)
NAME                        GRANTED (#)         YEAR          ($/SH)         DATE
-----------------------   --------------     -----------   -----------  -------------  -------------  --------------
Warren B. Kanders           300,000 (1)         33.4%         14.32        7/25/13       2,701,731       6,846,718
Jonathan M. Spiller               -                 -             -              -               -               -
Robert R. Schiller          200,000 (2)         22.3%         17.12        10/8/13       2,153,335       5,456,974
Stephen E. Croskrey               -                 -             -              -               -               -
Robert F. Mecredy           100,000 (3)         11.1%         17.12        10/8/13       1,076,668       2,728,487
Glenn J. Heiar                    -                 -             -              -               -               -


     (1) Options to purchase 100,000 shares of common stock become exercisable on each of July 25, 2004, July 25, 2005 and July 25, 2006.

     (2) Options to purchase 66,666 shares of common stock become exercisable on October 8, 2004 and options to purchase 66,667 shares of common stock become exercisable on each of October 8, 2005 and October 8, 2006.

     (3) Options to purchase 33,333 shares of common stock become exercisable on each of October 8, 2004 and October 8, 2005 and options to purchase 33,334 shares of common stock become exercisable on October 8, 2006.

AGGREGATE OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR END OPTION VALUES

     The following table contains certain information regarding stock options exercised during fiscal 2003 and options to purchase our common stock held as of December 31, 2003, by each of the Named Executive Officers. The stock options listed below were granted without tandem stock appreciation rights. We have no freestanding stock appreciation rights outstanding.

                                                                NUMBER OF SECURITIES              VALUE OF UNDERLYING
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                               SHARES                          OPTIONS AT 12/31/03 (#)               12/31/03 (1)
                              ACQUIRED         VALUE        ------------------------------   ------------------------------
                            ON EXERCISE       REALIZED                          NON-                               NON-
 NAME                           (#)            (2)($)        EXERCISABLE     EXERCISABLE       EXERCISABLE      EXERCISABLE
 ------------------------  ---------------  -------------   --------------  --------------   --------------  --------------
 Warren B. Kanders                      -              -          412,500         685,000       $3,606,375      $4,464,300
 Jonathan M. Spiller              275,000      1,142,207                -               -                -               -
 Robert R. Schiller                     -              -          275,000         350,000        3,563,688       3,083,000
 Stephen E. Croskrey                    -              -          200,000         150,000        2,087,375         357,000
 Robert F. Mecredy                      -              -            8,333         116,667           26,832         972,668
 Glenn J. Heiar                         -              -           25,000          75,000          114,000         342,000

     (1) Calculated on the basis of $26.31 per share, the closing sales price of the common stock on the New York Stock Exchange on December 31, 2003, less the exercise price payable for such shares.

     (2) Calculated on the basis of the closing share price of the common stock on the New York Stock Exchange on the date of exercise, less the exercise price paid for such shares.


                       REPORT ON EXECUTIVE COMPENSATION BY
                           THE COMPENSATION COMMITTEE

COMPENSATION POLICY

     The Compensation Committee of the Board of Directors is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and certain awards of stock options and common stock, and such responsibility is generally limited to the actions taken by the Compensation Committee of the Board of Directors, although at times the full Board has determined annual executive salaries, raises and bonuses as well as grants of stock options and common stock without having first received recommendations from the Compensation Committee. During 2003, the Compensation Committee was composed of Messrs. Sokolow and Ehrlich, both of whom were Non-Employee Directors. The general philosophy of our executive compensation program is to attract and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of our stockholders. In pursuing this objective, the Compensation Committee believes that it is critical that a substantial portion of each executive officer's compensation be contingent upon our overall performance. It is the Compensation Committee's responsibility to make recommendations to the Board with respect to non-CEO compensation and, effective March 11, 2004, either alone or with the other independent members of our Board, to determine and approve our Chief Executive Officer's compensation. In addition, the Compensation Committee periodically reviews our incentive compensation and other stock-based compensation programs and recommends changes in such plans to the Board as needed.

COMPENSATION PROGRAM COMPONENTS

     Our executive compensation program emphasizes company performance, individual performance and an increase in stockholder value over time in determining executive pay levels. Our executive compensation program consists of three key elements: (i) annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of stock options and restricted stock. The Compensation Committee believes that this three-part approach best serves our and our stockholders' interests by motivating executive officers to improve our financial position, holding executives accountable for the performance of the organizations for which they are responsible and by attracting key executives into our service. Under our compensation program, annual compensation for executive officers are composed of a significant portion of pay that is "at risk" -- specifically, the annual bonus, stock options and restricted stock.

     Base Salary. In reviewing and approving the base salaries of our executive officers, the Compensation Committee considers the terms of any employment contract with the executive; the recommendation of the Chief Executive Officer (except in the case of his own compensation); a determination of what other companies might pay the executive for his or her services; the executive's experience; and a subjective assessment of the nature of the executive's performance and contribution to the Company.

     Performance-Based Annual Bonus. In reviewing and approving the annual performance-based annual bonus for our executive officers, the Compensation Committee considers an executive's contribution to the overall performance of the Company.

     Stock Options and Restricted Stock. Executive officers of the Company and other key employees who contribute to the growth, development and financial success of the Company are eligible to be awarded stock options to purchase our common stock, shares of restricted common stock, and bonuses of shares of common stock under our 2002 Stock Incentive Plan. Awards under our 2002 Stock Incentive Plan help relate a significant portion of an employee's long-term remuneration directly to stock price appreciation realized by all our stockholders and aligns an employee's interests with that of our stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     As our President and Chief Executive Officer through April 9, 2003, Mr. Spiller was compensated pursuant to an employment agreement entered into as of January 1, 2002. For fiscal 2003, Mr. Spiller received a base salary of $525,000. In addition, Mr. Spiller was entitled, at the discretion of the Compensation Committee, to yearly bonuses based upon our net income and to participate in the 2002 Stock Incentive Plan and other bonus plans adopted by us based on his performance and our performance. Mr. Spiller's employment was terminated and he resigned from his position as a director on April 10, 2003.

     On April 9, 2003 Mr. Kanders was appointed our Chief Executive Officer. From April 9, 2003 through the end of fiscal 2003, Mr. Kanders was compensated pursuant to an employment agreement entered into as of January 1, 2002 and amended on July 26, 2003 and November 4, 2003. The employment agreement states that Mr. Kanders shall receive a base salary of $525,000 per year. In addition, Mr. Kanders is entitled, at the discretion of the Compensation Committee, to incentive compensation which may, among other things, be based upon our performance and Mr. Kanders' performance, all as determined in the sole and absolute discretion of the Compensation Committee. For more information regarding Mr. Kanders' compensation, see the section labeled "Employment Agreements" set forth below. Based on Mr. Kanders' being appointed our Chief Executive Officer and assuming the additional duties and responsibilities related to such appointment and the performance of our stock price since Mr. Kanders became our Chief Executive Officer, the Board of Directors determined that Mr. Kanders was entitled to, and awarded him, a cash bonus in the amount of $400,000 and a restricted stock award of 13,841 shares of our common stock valued at $28.90 per share, which shall vest equally over three years, with 4,613 shares vesting on February 9, 2005 and 4,614 shares vesting on each of February 9, 2006 and February 9, 2007. In addition, pursuant to his employment agreement with us, we provided Mr. Kanders with a non-accountable supplemental benefit allowance equal to 7.5% of his base salary. In determining the compensation of our Chief Executive Officer, the Board of Directors has applied our Compensation Policy set forth above. Effective March 11, 2004, the Compensation Committee, either alone or with the other independent members of our Board, has the authority to determine and approve Mr. Kanders' compensation.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table. The statute exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. The Compensation Committee believes that it is generally in our best interest to comply with Section 162(m). However, the Compensation Committee also believes that it must reserve the right to award compensation which it deems to be in our best interest and our stockholders but which may not qualify as performance-based compensation under Section 162(m). One of the conditions required to preserve the deductibility is that the performance-based goals of any compensation plan are determined by a compensation committee comprised of two or more outside directors. The 2002 Stock Incentive Plan is administered by the Compensation Committee which is comprised solely of directors who are "outside directors" pursuant to the requirements of Section 162(m). Another condition is that our stockholders approve certain material terms under which the compensation is to be paid and our stockholders have approved the 2002 Stock Incentive Plan.

MEMBERS OF THE COMPENSATION COMMITTEE

     Nicholas Sokolow (Chairman)
     Burtt R. Ehrlich

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2003, none of the members of our Compensation Committee, (i) served as an officer or employee of Armor Holdings or its subsidiaries, (ii) was formerly an officer of Armor Holdings or its subsidiaries or (iii) entered into any transactions with Armor Holdings or its subsidiaries. During fiscal 2003, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of Armor Holdings.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) of our common stock with the cumulative return (including reinvested dividends) of the Standard & Poor's 600 SmallCap Index, the Russell 3000 Index and certain companies selected in good faith by management which, in management's view, constitute a representative line-of-business comparison (the "Peer Group"). Our returns for the period since May 1999 are as quoted on the New York Stock Exchange and for the period prior to May 1999 are as quoted on the American Stock Exchange.

     The companies comprising the Peer Group are L-3 Communications Holdings, Inc., Moog Inc., EDO Corporation, DRS Technologies, Inc., Goodrich Corporation and Engineered Support Systems, Inc.


                                [GRAPHIC OMITTED]

                             1998     1999     2000     2001     2002     2003

 Armor Holdings             100.00   114.73   152.43   235.93   120.37   229.98

 Peer Group                 100.00    89.24   132.51   158.94   174.19   246.06

 Russell 3000               100.00   119.43   109.26    95.47    73.69    94.86

 S&P 600 Small Cap Index    100.00   111.52   123.81   130.91   110.86   152.47


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

     Except as indicated below, based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2003 fiscal year were timely filed with the Commission and the New York Stock Exchange. Each of Messrs. Schiller and Croskrey inadvertently did not timely file the required Form 4 to report the payment of a tax liability. In addition, Mr. Croskrey inadvertently did not timely file the required Form 4 to report the exercise of certain stock options.

                              EMPLOYMENT AGREEMENTS

     As of January 1, 2002, we entered into an employment agreement with Jonathan M. Spiller which provides that he will serve as our President and Chief Executive Officer for a three year term that will expire on December 31, 2004, subject to early termination as described below. The agreement provides for a base salary of $525,000. Mr. Spiller also received options to purchase 425,000 shares of common stock, of which options to purchase 128,000 shares of common stock were issued to him at an exercise price per share equal to $23.93, and options to purchase 297,000 were issued to him at an exercise price per share equal to $24.07. These options vest as follows: 100,000 options vest on each of December 31, 2002 and December 31, 2003 and 225,000 options vest on December 31, 2004. Mr. Spiller also received a restricted stock grant of 100,000 shares pursuant to the 2002 Stock Incentive Plan which will vest on December 31, 2016, subject to acceleration under certain circumstances which include, among other things, our achievement of certain target levels for our earnings before interest, taxes, depreciation and amortization ("EBITDA"). Pursuant to his employment agreement, Mr. Spiller may be entitled, at the discretion of the Compensation Committee of the board, to participate in the other option plans and other bonus plans we have adopted based on his performance and our overall performance. Mr. Spiller's employment was terminated and he resigned from his position as a director on April 10, 2003. Armor Holdings and Mr. Spiller entered into a Separation Agreement and General Release, dated May 22, 2003, pursuant to which in exchange for certain consideration paid to Mr. Spiller and a release by Mr. Spiller in favor of Armor Holdings and certain other parties of certain claims, if any existed, Mr. Spiller's employment agreement with Armor Holdings was terminated, except that certain provisions of the employment agreement, including confidentiality and non-competition provisions, survived termination of the employment agreement and were expressly incorporated into the Separation Agreement and General Release. Pursuant to the terms of the Separation Agreement and General Release, we agreed to make a severance payment to Mr. Spiller payable over a period of two years in equal amounts in accordance with our payroll practices. The amount of the severance payment was not material to us. In addition, the Separation Agreement and General Release also established certain vesting periods for restricted stock grants previously made to Mr. Spiller and extended the termination date for the exercise of certain options granted to Mr. Spiller. The Separation Agreement and General Release also contains other provisions that are customary for agreements of this type.

     As of January 1, 2002, we entered into an employment agreement with Warren
B. Kanders which provides that he will serve as the Executive Chairman of our Board of Directors for a five year term expiring December 31, 2006, for which Mr. Kanders received options to purchase 550,000 shares of common stock, of which 75,000 shares can be acquired at an exercise price of $23.93 and the remaining 475,000 shares can be acquired at an exercise price of $24.07. These options vest as follows: 100,000 options vested on December 31, 2002 and December 31, 2003, 100,000 option vest on December 31, 2004 and 250,000 options vest on December 31, 2006. Mr. Kanders also received a restricted stock grant of 100,000 shares which will vest on

December 31, 2016, subject to acceleration under certain circumstances which include, among other things, our achievement of certain EBITDA targets. Pursuant to his employment agreement, Mr. Kanders may be entitled, at the discretion of the Compensation Committee of the board, to participate in the other option plans and other bonus plans we have adopted based on his performance and our overall performance. A "change in control" of Armor Holdings will allow Mr. Kanders to terminate his employment agreement and Mr. Kanders will be entitled to the vesting of all 550,000 options and 100,000 restricted stock grants granted to him under the employment agreement. Mr. Kanders will also be entitled to acceleration of such vesting on the options and restricted stock grants upon the termination of his employment agreement by us without cause. Furthermore, in the event the employment agreement is terminated by Mr. Kanders due to the occurrence of a change in control or terminated by Armor Holdings without cause, Mr. Kanders shall be entitled to receive, in one lump sum, within 5 business days of the occurrence of the change in control or his termination by Armor Holdings without cause, the greater of his base compensation throughout the term of the employment agreement or twice his annual base compensation. A termination for cause will result in the termination of any unvested options and restricted stock grants. In the event Mr. Kanders terminates the employment agreement, other than due to a change in control, all vested options and restricted stock grants granted to Mr. Kanders shall remain subject to the terms of the agreement by which such options and restricted stock grants were issued, and the unvested portion of such options and restricted stock grants shall terminate. A termination of the employment agreement due to Mr. Kander's death or disability will result in the termination of the unvested portion of the restricted stock and option grants awarded pursuant to Mr. Kander's employment agreement. Mr. Kanders has also agreed to certain confidentiality and non-competition provisions. Mr. Kanders' employment agreement also contains other provisions that are customary for agreements of this type.

     Effective April 9, 2003, Mr. Kanders was also appointed to serve as our Chief Executive Officer. Pursuant to his employment with Armor Holdings, Mr. Kanders' shall receive a base salary in the amount of $525,000. On July 26, 2003, Mr. Kanders received from us 200,000 shares of restricted stock pursuant to our 2002 Stock Incentive Plan which vested on November 12, 2003; provided, that the payment of such restricted stock bonus award is deferred until November 11, 2008, subject to certain acceleration provisions. Mr. Kanders also received from us on July 26, 2003 300,000 stock options to purchase our common stock from us at an exercise price of $14.32 per share pursuant to our 2002 Stock Incentive Plan, which vests in three annual installments of 100,000 shares commencing on July 26, 2004. For information regarding Mr. Kanders' compensation after being appointed our Chief Executive Officer, see "Compensation of the Chief Executive Officer" included elsewhere in this Proxy Statement. See "Certain Relationships and Related Transactions" for a description of compensation paid to an entity controlled by Mr. Kanders.

     As of January 1, 2002, we entered into an employment agreement with Robert
R. Schiller which provides that he will serve as our Executive Vice President, Chief Financial Officer and Secretary for a three year term that will expire December 31, 2004, subject to early termination as described below. The employment agreement was subsequently amended on November 4, 2003 in connection with Mr. Schiller's being appointed Chief Operating Officer of Armor Holdings. The agreement provides for a base salary of $500,000 effective as of April 9, 2003. Mr. Schiller also received options to purchase 250,000 shares of common stock at an exercise price per share equal to $15.05. These options were granted during September of 2001, 50,000 options vested on each of December 31, 2001, December 31, 2002 and December 31, 2003 and 50,000 options will vest on each of December 31, 2004 and December 31, 2005; provided, that, if Mr. Kanders is not Chairman of Armor Holdings on December 31, 2004, the remaining 50,000 shares that have not vested will vest on December 31, 2004. Mr. Schiller also received options to purchase 50,000 shares at an exercise price per share equal to $23.93, which will vest on December 31, 2004. Mr. Schiller also received a restricted stock grant of 100,000 shares of common stock, valued at $23.93 per share, which will vest on December 31, 2016, subject to acceleration under certain circumstances which include, among other things, our achievement of certain EBITDA targets. On November 4, 2003, Mr. Schiller received from us 150,000 shares of restricted stock pursuant to our 2002 Stock Incentive Plan which vested on November 12, 2003; provided, that the payment of such restricted stock bonus award will be deferred until November 11, 2008, subject to certain acceleration provisions. Pursuant to his employment agreement, Mr. Schiller may be entitled, at the discretion of the Compensation Committee of the Board, to incentive compensation which may, among other things, be based upon our performance and his performance, all as determined in the sole and absolute discretion of the Compensation Committee of the Board. Pursuant to the terms of the employment agreement, based upon his performance, we paid $400,000 to Mr. Schiller and granted to him a restricted stock award of 6,921 shares of our common stock valued at $28.90 per share, which will vest on February 9, 2007. Furthermore, pursuant to the terms of the employment agreement, we have assigned to Mr. Schiller all of our rights as a beneficiary of the life insurance policy obtained on the life of Mr. Kanders; provided that upon the vesting of the 100,000 share restricted stock grant set forth in the employment agreement, Mr. Schiller shall no longer be the beneficiary of such life insurance policy, and we will be reinstated as the beneficiary thereof. Mr. Schiller pays the premiums on such policy for so long as he is the beneficiary thereof.

     A "change in control" of Armor Holdings will allow Mr. Schiller to terminate his employment agreement and to receive, in one lump sum within five business days, payment equal to his base salary until the end of the term of his employment or his base salary for two years, whichever is greater, as well as the vesting of all 300,000 options and 100,000 restricted stock grants granted to him under the employment agreement. Mr. Schiller will also be entitled to such payment, in one lump sum within five business days, and the acceleration of such vesting on the options and restricted stock grants upon the termination of his employment agreement by us without cause. In addition, in the event the employment agreement is terminated upon the occurrence of a "change in control" or termination of the employment agreement by us without cause, the transfer restrictions relating to our capital stock shall not be applicable. A termination for cause will result in the termination of any unvested options and restricted stock grants. A termination of the employment agreement due to Mr. Schiller's death or disability will result in the termination of the unvested portion of the restricted stock grant for 100,000 shares granted to Mr. Schiller pursuant to his employment agreement. In addition, in the event the employment agreement is terminated due to Mr. Schiller's death or disability, other than as set forth in the immediately preceding sentence, Mr. Schiller's stock options or stock grants, whether or not vested as of such termination date, will become fully vested. If Mr. Schiller terminates his employment agreement for any reason other than upon a change in control or due to Mr. Kanders not being the Chairman of the Board, all of Mr. Schiller's vested options and restricted stock grants granted pursuant to the employment agreement will remain subject to the transfer restrictions contained in the employment agreement, the unvested portion of such options and restricted stock grants will terminate, and Mr. Schiller's other shares of common stock or vested options other than the options referenced earlier on in this sentence shall not be subject to the transfer restrictions contained in the employment agreement. Mr. Schiller's employment agreement also provides him with a non-accountable supplemental benefit allowance of 7.5% of his base salary.

     Mr. Schiller has also agreed to certain confidentiality and non-competition provisions and, subject to certain exceptions and limitations, to not sell, transfer or dispose of the shares of common stock or options for the purchase of common stock of Armor Holdings granted to him under his employment agreement until December 31, 2004. Mr. Schiller's employment agreement also contains other provisions that are customary for agreements of this type. In April 2003, Mr. Schiller was also appointed to serve as our Chief Operating Officer, and in January 2004, he was appointed as our President.

     As of January 1, 2002,we entered into an employment agreement with Stephen
E. Croskrey which provides that he will serve as the President and Chief Executive Officer of our Armor Holdings Products Division for a three year term that will expire on December 31, 2004, subject to early termination as described below. The agreement provides for a base salary of $300,000. Mr. Croskrey also received options to purchase 200,000 shares of common stock at an exercise price per share equal to $23.93. These options vest as follows: 50,000 options vested on each of December 31, 2002 and December 31, 2003 and 100,000 options vest on December 31, 2004. A "change in control" of Armor Holdings will allow Mr. Croskrey to terminate his employment agreement and to receive, in one lump sum within five business days, payment equal to his base salary until the end of the term of his employment or his base salary for two years, whichever is greater, as well as the vesting of all 200,000 options granted to him under the employment agreement. Mr. Croskrey will also be entitled to such payment, in one lump sum within five business days, and the acceleration of such vesting on his options upon the termination of his employment agreement by us without cause. A termination for cause will result in the termination of any unvested options and restricted stock grants. Mr. Croskrey has also agreed to certain confidentiality and non-competition provisions and, subject to certain exceptions and limitations, to not sell, transfer or dispose of the shares of common stock or options for the purchase of common stock of Armor Holdings granted to him under his employment agreement until December 31, 2004. Mr. Croskrey's employment agreement also contains other provisions that are customary for agreements of this type.

     As of March 11, 2004, we entered into an employment agreement with Glenn J. Heiar, which provides that he will serve as our Chief Financial Officer for a three year term that will expire on March 10, 2007, subject to early termination as described below. The agreement provides for a base salary of $300,000. Mr. Heiar also received options to purchase 100,000 shares of common stock at an exercise price per share equal to $28.46. These options vest on March 10 of each year from 2005 through 2009 at the rate of 20,000 options per year. A "change in control" of Armor Holdings will allow Mr. Heiar to terminate his employment agreement and to receive, in one lump sum within five business days, payment equal to his base salary for one year and will accelerate the vesting of all options and awards of restricted common stock granted to him. A termination for cause or without cause by Armor Holdings, or termination by Mr. Heiar for any reason other than a "change in control," will result in the termination of any unvested options and awards of restricted common stock granted to Mr. Heiar. Mr. Heiar has also agreed to certain confidentiality and non-competition provisions and, subject to certain exceptions and limitations, to not sell, transfer or dispose of the shares of common stock or options for the purchase of common stock of Armor Holdings granted to him until March 10, 2007. Mr. Heiar's employment agreement also provides him with a non-accountable supplemental benefit allowance of $15,000 per year. Mr. Heiar's employment agreement also contains other provisions that are customary for agreements of this type.

     As of December 9, 2003,we entered into an employment agreement with Robert
F. Mecredy which provides that he will serve as the President of Armor Holdings Aerospace and Defense Group for a three year term that will expire on December 8, 2006, subject to early termination as described below. The agreement provides for a base salary of $300,000. A "change in control" of Armor Holdings will allow Mr. Mecredy to terminate his employment agreement and to receive, in one lump sum within five business days, payment equal to his base salary for one year and will accelerate the vesting of all options and awards of restricted common stock granted to him. A termination for cause or without cause by Armor Holdings, or termination by Mr. Mecredy for any reason other than a "change in control," will result in the termination of any unvested options and awards of restricted common stock granted to Mr. Mecredy. Mr. Mecredy has also agreed to certain confidentiality and non-competition provisions and, subject to certain exceptions and limitations, to not sell, transfer or dispose of the shares of common stock or options for the purchase of common stock of Armor Holdings granted to him until December 8, 2006. Mr. Mecredy's employment agreement also provides him with a non-accountable supplemental benefit allowance of $15,000 per year and reimbursement for reasonable relocation expenses. Mr. Mecredy's employment agreement also contains other provisions that are customary for agreements of this type.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective as of January 1, 2002, Kanders & Company, Inc. ("Kanders & Co."), a corporation controlled by Warren B. Kanders, the Executive Chairman of our Board and our Chief Executive Officer, entered into an agreement with us to provide certain investment banking, financial advisory and related services for a five year term that expires on December 31, 2006. Kanders & Co. will receive a mutually agreed upon fee on a transaction by transaction basis during the term of this agreement. The aggregate fees under this agreement will not exceed $1,575,000 during any calendar year. We also agreed to reimburse Kanders & Co. for reasonable out-of-pocket expenses including Kanders & Co.'s expenses for office space, an executive assistant, furniture and equipment, travel and entertainment, reasonable fees and disbursements of counsel, and consultants retained by Kanders & Co.

     In April 2003, in connection with Mr. Kanders being appointed Chief Executive Officer of Armor Holdings, Armor Holdings and Kanders & Co. agreed to terminate the agreement pursuant to which Kanders & Co. provided certain services to Armor Holdings. We paid Kanders & Co. $143,000 for investment banking services during fiscal 2003 (through and including April 2003 only). We also reimbursed Kanders & Co. for out-of-pocket expenses in the aggregate amount of $61,000 during the fiscal year ended December 31, 2003 (through and including April 2003 only).

     Effective as of January 1, 2003, we entered into a Transportation Services Agreement with Kanders Aviation, LLC, an entity controlled by Mr. Kanders. Pursuant to the terms of the

Transportation Services Agreement and upon our request, Kanders Aviation may, in its sole discretion, provide us with air transportation services via certain aircraft. The Transportation Services Agreement will remain in effect indefinitely until terminated by written notice by either party thereto to the other party thereto. During the term of the Transportation Services Agreement, we will reimburse Kanders Aviation in an amount equal to the fair market value of the air transportation services provided by Kanders Aviation to us and any additional expenses incurred by Kanders Aviation in connection with such air transportation services.

     Nicholas Sokolow, one of our directors, is a member of the law firm Sokolow, Dunaud, Mercadier & Carreras located in Paris, France. We have retained Sokolow, Dunaud, Mercadier & Carreras during the fiscal year ended December 31, 2003 and may retain Sokolow, Dunaud, Mercadier & Carreras during the fiscal year ending December 31, 2004. During the fiscal year ended December 31, 2003, we paid Sokolow, Dunaud, Mercadier & Carreras $124,000 for legal services in connection with our French operations.


                                   PROPOSAL 2

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

     On March 11, 2004, the Board of Directors unanimously approved and recommended that Armor Holdings' stockholders consider and approve an amendment to Article IV of Armor Holdings' Certificate of Incorporation that would increase the number of shares of authorized capital stock to 80,000,000 shares, 75,000,000 shares of which will be common stock, par value $.01 per share, and 5,000,000 shares of which will be preferred stock, par value $.01 per share.

     The proposed increase in the authorized common stock has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued shares is available for general corporate needs and to provide the Board of Directors with the necessary flexibility to issue stock in connection with acquisitions, merger transactions or financings without the expense and delay incidental to obtaining stockholder approval of an amendment to the Certificate of Incorporation at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which our securities may then be listed. The additional authorized shares of common stock may be used for such purposes as raising additional capital, the financing of an acquisition or business combination, stock splits and stock dividends, and employee, executive and director benefits plans. Such shares would, however, be available for issuance without further action by the stockholders, unless required by applicable law. We have no present plans, arrangements, commitments or understanding with respect to the issuance of any of the additional shares of common stock that would be authorized by adoption of the amendment.

     The additional shares of common stock for which authorization is sought would be identical to the shares of the common stock of Armor Holdings now authorized. Holders of our common stock do not have preemptive rights to subscribe for additional securities which may be issued by us. The issuance of additional shares of our common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of our common stock and may adversely affect the market price of our common stock.

     Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares of common stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of Armor Holdings. Such additional shares could be issued by the Board of Directors in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of Armor Holdings. The increase in the authorized shares of common stock has not, however, been proposed for an anti-takeover-related purpose and we have no knowledge of any current efforts to obtain control of Armor Holdings or to effect large accumulations of our common stock. Certain provisions of the Bylaws of Armor Holdings relating to the calling of special stockholders meetings could also have the effect of deterring takeover attempts because of the procedural provisions contained therein.

     This Proposal 2 is not part of any plan by Armor Holdings to adopt a series of amendments to its Certificate of Incorporation or Bylaws so as to render the takeover of Armor Holdings more difficult. Moreover, we are not submitting this Proposal to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on the Board of Directors.

     Pursuant to the Certificate of Incorporation, our stockholders have no preemptive rights with respect to the additional shares of common stock being authorized. The Certificate of Incorporation does not require further approval of stockholders prior to the issuance of any additional shares of common stock. In some circumstances (generally relating to the number of shares to be issued, the manner of offering and the identity of the recipients), the rules of the New York Stock Exchange, may require specific authorization in connection with the issuance of additional shares. We do not anticipate that we will seek authorization from stockholders for issuance of additional shares of common stock unless required by applicable laws or the New York Stock Exchange.

     The Board of Directors believes that the proposed amendment to Article IV of the Certificate of Incorporation will provide several long-term advantages to Armor Holdings and its stockholders. The passage of this Proposal might enable us to pursue acquisitions or enter into transactions which the Board of Directors believes provide the potential for growth and profit. If additional authorized shares are available, transactions dependent upon the issuance of additional shares will be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization to provide for the shares necessary to consummate such transactions. The ability to issue shares, as the Board of Directors determines from time to time to be in Armor Holdings' best interests, will also permit Armor Holdings to avoid the extra expenses which would be incurred in holding special stockholders meetings solely to approve an increase in the number of shares which Armor Holdings has the authority to issue.

     If this Proposal is adopted, the Certificate of Incorporation will be amended soon after the approval to delete Article IV in its entirety and replace the same with the following:

                                  "ARTICLE IV.

                    The total number of shares of capital stock which the
               corporation shall have authority to issue is Eighty Million (80,000,000) shares of the par value of one cent ($.01) each, divided into (a) Seventy-Five Million (75,000,000) shares of common stock (the "Common Stock") and (b) Five Million (5,000,000) shares of preferred stock (the "Preferred Stock"). There is hereby expressly vested in the Board of Directors the authority to fix in the resolution or resolutions providing for the issue of each series of Preferred Stock, the voting power and the designations, preferences and relative, participating, optional or other rights of each such series, and the qualification, limitations or restrictions thereof. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each such series to be distinctly designated."

     Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting of stockholders (assuming a quorum of a majority of the outstanding shares of common stock is present).

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE INCREASE IN THE NUMBER OF SHARES OF ARMOR HOLDINGS' AUTHORIZED CAPITAL STOCK TO 80,000,000 SHARES, 75,000,000 SHARES OF WHICH WILL BE COMMON STOCK AND 5,000,000 SHARES OF WHICH WILL BE PREFERRED STOCK.

                                   PROPOSAL 3

                  AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN TO
                    INCREASE NUMBER OF SHARES OF COMMON STOCK
                    ISSUABLE UNDER 2002 STOCK INCENTIVE PLAN

     At the annual meeting of our stockholders, the stockholders will be asked to consider and vote upon a proposal to amend our 2002 Stock Incentive Plan to increase, by 4,000,000 shares, the total number of shares of our common stock that may be awarded under the 2002 Stock Incentive Plan, for a total of 6,700,000 shares available thereunder. A copy of the 2002 Stock Incentive Plan, as currently in effect, is attached hereto as Appendix B.

     The 2002 Stock Incentive Plan was adopted by the Board of Directors on March 13, 2002 and became effective on June 18, 2002. Since adoption of the 2002 Stock Incentive Plan, awards for an aggregate of 2,665,863 shares, net of forfeited options, have been granted to our employees, officers, directors, consultants, independent contractors and advisors of Armor Holdings or any parent, affiliate or subsidiary of Armor Holdings (collectively, the "Participants") or reserved for future issuance in accordance with the terms of outstanding awards. Only 34,137 shares remain available for issuance under the 2002 Stock Incentive Plan. The Board of Directors believes that this number of shares is inadequate to permit us to appropriately compensate the Participants in the near future.

     The Board of Directors believes that availability of common stock under equity plans is necessary in order to attract and retain high caliber directors, officers, and employees in key positions. The Board of Directors believes that our equity plans are an important component to employee compensation as such plans allow our employees to participate in our growth and prosperity as reflected in our stock price. Our equity plans also provide incentive to our employees to perform at the highest level since their efforts will help us achieve our goals and grow our business which normally have a positive influence on our stock price. As a result, our equity plans not only incentivize our employees but also align their interests with our stockholders. We are an acquisition oriented company and have grown our business through various acquisitions since 1996, and in connection therewith, increased the number of our employees. In addition, we continue to consider other acquisitions that will complement our business. If we acquire other businesses and further increase the number of our employees, we will need more shares of common stock available for issuance under the 2002 Stock Incentive Plan in order to attract, retain and incentivize any new employees we hire, whether through acquisitions or otherwise. Therefore, the Board of Directors believes that the authorization of additional shares for issuance under the 2002 Stock Incentive Plan is necessary in order to permit our continued growth and profitability.

     We have historically maintained a target of 15% - 20% of the number of our outstanding shares of common stock for incentive awards. Since 2002, we have repurchased 3,834,337 shares of common stock in the open market. As a result of such purchases of our common stock, our incentive awards comprise a higher percentage of our outstanding common stock. As of April 1, 2004, our incentive awards comprised 16.6% of our common stock outstanding on such date. If we had not repurchased our common stock in the open market as mentioned above, our incentive awards, as of April 1, 2004, would have comprised 13.7% of our common stock outstanding on such date.

     On March 11, 2004, the Board of Directors approved the amendment increasing the number of shares issuable under the 2002 Stock Incentive Plan by 4,000,000 shares of common stock and directed that such amendment be submitted for the approval of the stockholders at our annual meeting of stockholders. The 2002 Stock Incentive Plan, which was approved by our stockholders on June 18, 2002 at the annual meeting of stockholders held in 2002, originally reserved and made available for grant and issuance of 2,700,000 shares of our common stock to the Participants. If the amendment is approved, the number of shares of common stock available for issuance under the 2002 Stock Incentive Plan will be increased by 4,000,000 shares of our common stock. Should the amendment not be approved by our stockholders, the 2002 Stock Incentive Plan will remain in force without taking into effect the proposed amendment.

     The purpose of the 2002 Stock Incentive Plan, which is unchanged by the proposed amendment, is to advance the interests of Armor Holdings by encouraging and enabling the acquisition of a financial interest in Armor Holdings by its directors, officers, employees and consultants. The 2002 Stock Incentive Plan is intended to aid Armor Holdings in attracting and retaining competent individuals, to stimulate the efforts of such individuals and to strengthen their desire to remain with Armor Holdings. In order that the 2002 Stock Incentive Plan may continue to serve its intended purposes, the proposed amendment would increase the number of shares of common stock available for issuance under the 2002 Stock Incentive Plan.

SUMMARY OF THE 2002 STOCK INCENTIVE PLAN

     Administration and Eligibility. The 2002 Stock Incentive Plan authorizes the issuance of up to 2,700,000 shares of our common stock (or 6,700,000 shares of our common stock if the amendment proposed herein is approved) upon the exercise of stock options or in connection with the issuance of restricted stock and stock bonuses. The 2002 Stock Incentive Plan authorizes the granting of stock options, restricted stock and stock bonuses to employees, officers, directors and consultants, independent contractors and advisors of Armor Holdings and its subsidiaries. The 2002 Plan provides for its administration by either a committee of two or more outside directors or the Board of Directors (the "Administrator"). In general, the Administrator, in its sole discretion, determines which eligible employees, officers, directors, consultants, independent contractors and advisors of Armor Holdings and its subsidiaries may participate in the 2002 Stock Incentive Plan and the type, extent and terms of the equity-based awards to be granted to them.

     Stock Options. The 2002 Stock Incentive Plan provides for the grant of both incentive stock options ("ISOs") that qualify under Stock Incentive Section 422 of the Internal Revenue Code, as amended, and non-qualified stock options ("NQSOs"). ISOs may be granted only to our employees or employees of our subsidiaries. NQSOs (and all other awards other than ISOs) may be granted to our and our subsidiaries' employees, officers, directors and consultants, independent contractors and advisors. The exercise price of ISOs must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of ISOs granted to 10% stockholders must be at least equal to 110% of that value. The exercise price of NQSOs may be greater than, less than or equal to the fair market value of our common stock on the date of grant. The maximum term of options granted under the 2002 Stock Incentive Plan is ten years. Awards granted under the 2002 Stock Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee (unless otherwise determined by the Administrator and set forth in the award agreement with respect to awards that are NQSOs). Options granted under the 2002 Stock Incentive Plan generally expire three months after the termination of the optionee's service to Armor Holdings or a parent or subsidiary of Armor Holdings, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. Options will generally terminate immediately upon termination for cause. In the event of our dissolution or liquidation or a "change in control" transaction, outstanding awards may be assumed or substituted by the successor corporation, if any. In the discretion of the Administrator, the vesting of such awards may accelerate prior to the consummation of such a transaction, and if not exercised prior to the transaction, may terminate at such time as the Administrator may determine.

     Restricted Stock. The Administrator may make grants of restricted stock for cash or other consideration, as the Administrator determines. The number of shares of common stock granted to each grantee will be determined by the Administrator. Grants of restricted stock will be made subject to such restrictions and conditions as the Administrator may determine in its sole discretion, including periods of restriction on transferability during which time the grant may be required to be deposited with an escrow agent, if the Administrator so determines.

     Stock Bonuses. A stock bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to Armor Holdings or any of its subsidiaries for past or future services. Stock bonuses and the criteria they are based upon will be determined by the Administrator.

     Amendment. The Board has the right to amend, suspend or terminate the 2002 Stock Incentive Plan at any time, provided, however, that no amendment or change in the 2002 Stock Incentive Plan that pursuant to applicable rules requires stockholder approval will be effective without such approval.

     U.K. Employees. The 2002 Stock Incentive Plan incorporates a schedule (the "(No. 1) Schedule") which set forth certain alterations to the 2002 Stock Incentive Plan and conditions for the grant of certain options to our employees of United Kingdom subsidiaries ("U.K. Employees") in compliance with U.K. Inland Revenue rules and regulations which treat such options, for U.K. tax purposes, in a manner similar to incentive stock options granted to U.S. employees under the 2002 Stock Incentive Plan. The (No. 1) Schedule provides for certain differences in the terms and conditions of the 2002 Stock Incentive Plan applicable to the U.K. Employees principally including, but not limited to, the following: (a) the (No. 1) Schedule to the 2002 Stock Incentive Plan must be approved by the U.K. Inland Revenue; (b) there can be no contractual agreement, condition or restriction on the resale of shares purchased upon the exercise of an option except as required to comply with applicable laws, including U.S. securities laws; (c) no options can be granted to a U.K. director unless the director regularly works at least twenty-five (25) hours per week for Armor Holdings or its subsidiaries; (d) the maximum value of all options held by an individual under the (No. 1) Schedule cannot exceed (pounds sterling)30,000 on the date of grant;(e) the price of the options cannot be less than the fair market value of the common stock on the date of grant and must be payable in cash in full upon exercise of the option; (f) the date upon which the options may be exercised must be fixed at the date of grant and may not be subsequently changed by the Compensation Committee or the Board of

Directors but must be exercised within ten (10) years of the grant; (g) options may not be granted in tandem with stock appreciation rights or other rights; and
(h) amendments to the terms of the (No. 1) Schedule do not take effect until the approval of the U.K. Inland Revenue has been received. The Board of Directors reserves the right to make such other changes to the (No. 1) Schedule as may be necessary or desirable to obtain and maintain U.K. Inland Revenue approval. A second schedule to the 2002 Stock Incentive Plan (the "(No. 2) Schedule") provides for the grant of options (above the (pounds sterling)30,000 U.K. Inland Revenue approved limit) on similar terms to the (No. 1) Schedule, but without the need to comply with certain U.K. Inland Revenue restrictions applicable to the approved scheme. The Board of Directors may from time to time make changes to the (No. 1) Schedule.

     The following discussion concerning certain tax consequences of the 2002 Stock Incentive Plan does not address any tax effects on the U.K. employees or the employees of any other foreign affiliate of Armor Holdings or the effect of any changes to applicable laws and regulations which may occur after the date of this Proxy Statement. The following discussion is only a summary, it is not intended to be all inclusive or to constitute tax advice, and, among other things, does not cover possible state or local or other federal tax consequences. This description may differ from the actual tax consequences of participation in the 2002 Stock Incentive Plan.

     Certain Tax Consequences. No taxable income is realized by an optionee upon the grant or exercise of an ISO. If common stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the optionee's employer for Federal income tax purposes. If common stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (ii) the optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the common stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the employer. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a non-ISO. For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a non-ISO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

     With respect to non-ISOs (i) no income is realized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Individuals subject to Section 16(b) of the Exchange Act will recognize ordinary income at the time of exercise of a non-ISO as noted above, provided at least six months have elapsed from the date of grant to the date of exercise. In the event that less than six months have elapsed, such individual will recognize ordinary income at the time such six month period elapses in an amount equal to the excess of the fair market value of the shares on such date over the exercise price.

     The granting of an award of restricted stock does not result in taxable income to the recipient unless the recipient elects to report the award as taxable income under Section 83(b) of the Internal Revenue Code. Absent such an election, the value of the award is considered taxable income once it is vested and distributed. Dividends are paid concurrent with, and in an amount equal to, ordinary dividends and are taxable as paid. If a Section 83(b) election is made, the recipient recognizes ordinary income in the amount of the total value on the date of grant and we receive a corresponding tax deduction. Any gain or loss subsequently experienced will be a capital gain or loss to the recipient and we do not receive an additional tax deduction.

     Optionees are strongly advised to consult with their individual tax advisers to determine their personal tax consequences resulting from the grant and/or exercise of options or the issuance and sale of restricted stock under the 2002 Stock Incentive Option Plan.

     New Plan Benefits. The grant of options under the 2002 Stock Incentive Plan is within the discretion of the Administrator. We cannot forecast the extent of option grants that will be made in the future.

     Approval of the amendment to the 2002 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting of stockholders (assuming a quorum of a majority of the outstanding shares of common stock is present).

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE INCREASE, BY 4,000,000 SHARES, OF THE TOTAL NUMBER OF SHARES OF OUR COMMON STOCK THAT MAY BE AWARDED UNDER THE 2002 STOCK INCENTIVE PLAN, FOR A TOTAL OF 6,700,000 SHARES AVAILABLE THEREUNDER.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

                                    FORM 10-K

     We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2003, including the financial statements and schedules, as filed with the Commission. Stockholders should direct the written request to Armor Holdings, Inc., c/o the Secretary at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250.

                         REQUIREMENTS FOR SUBMISSION OF
               STOCKHOLDER PROPOSALS, NOMINATION OF DIRECTORS AND
                         OTHER BUSINESS OF STOCKHOLDERS

     Under the rules of the Commission, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2005 Annual Meeting, the proposal must be received by us at our principal executive offices at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250 by December 31, 2004 (or, if the 2005 Annual Meeting is called for a date not within 30 calendar days before or after June 22, 2005, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of the Secretary of Armor Holdings, Inc. and must include the information and representations that are set out in Exchange Act Rule 14a-8.

     Under our Bylaws, and as permitted by the rules of the Commission, certain procedures are provided that a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at a meeting of our stockholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a Director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Amended and Restated Bylaws, Delaware law, the New York Stock Exchange, the Exchange Act, the rules and regulations of the Commission and must include the information necessary for the Board to determine whether the candidate qualifies as independent under the New York Stock Exchange's rules.

     We must receive notice of the intention to introduce a Director nomination or to present an item of business at our 2005 Annual Meeting (a) not less than sixty (60) days nor more than ninety (90) days prior to June 22, 2005 if our 2005 Annual Meeting is held within thirty (30) days before or after June 22, 2005; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2005 Annual Meeting is not held within thirty (30) days before or after June 22, 2005. In the event we call a special meeting of our stockholders, we must receive your intention to introduce a Director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

     Assuming that our 2005 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a Director nomination or other item of business at that meeting not less than sixty (60) days nor more than ninety (90) days prior to June 22, 2005. If we do not receive notice within the prescribed dates, or if we meet other requirements of the Commission rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting. In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

                                                FOR THE BOARD OF DIRECTORS

                                                PHIL BARATELLI
                                                SECRETARY

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                              ARMOR HOLDINGS, INC.

PURPOSE

     The Audit Committee is appointed by the Board of Directors (the "Board") of Armor Holdings, Inc. (the "Company") to assist the Board in overseeing (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement, or, if the Company does not file a proxy statement, in the Company's Annual Report on Form 10-K.

COMMITTEE MEMBERSHIP

     The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Company's Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have accounting or related financial management expertise, as the Company's Board interprets such qualification in its business judgment.

     Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee, in which case the Company shall disclose such determination in its annual proxy statement or, if the Company does not file an annual proxy statement, in the Company's annual report on Form 10-K. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

MEETINGS

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet separately on a periodic basis with management, the internal auditor and the independent auditor. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee shall the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements with the independent auditors. The Audit Committee shall be directly responsible for the oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor. The registered public accounting firm shall report directly to the Audit Committee.

     The Audit Committee shall preapprove all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more designated members of the Audit Committee authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to engage independent counsel or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, (i) for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) for payment of compensation to any advisors employed by the Audit Committee, and (iii) for payment of ordinary administrative expenses of the Audit Committee.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     The Audit Committee, to the extent it deems necessary or appropriate, shall:


Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

2. Recommend to the Board whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K and whether the quarterly financial statements should be included in the Company's Quarterly Report on Form 10-Q.

3. Discuss and review with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any actions taken in light of material control deficiencies.

4.   Review reports from the independent auditor regarding:

     (a)  All critical accounting practices to be used.

     (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

     (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.   Discuss with, the independent auditors and/or management:

     (a) All critical accounting policies and practices to be used and significant financial reporting issues.

     (b) All alternative treatments of financial information within generally accepted accounting principles including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

     (c) The effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     (d) The type and presentation of information to be included in earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

7. Discuss with the independent auditor any difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, accounting adjustments that were noted or proposed by the auditor but were passed, any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engaged, any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Company, and the responsibilities, budget and staffing of the Company's internal audit function.

9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Annual Report on Form 10-K and Quarterly Report on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.


Oversight of the Company's Relationship with the Independent Auditor

10. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company.

11. Evaluate the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Set clear hiring policies for the Company's hiring of employees or former employees of the independent auditor taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with the Company.


Oversight of the Company's Internal Audit Function

14. Review the appointment and replacement of the senior internal auditing executive.

15. Review the significant reports to management prepared by the internal auditing department and management's responses.

16. Review with the full board any issues that arise with respect to the performance of the internal audit function.

Compliance Oversight Responsibilities

17. Discuss with the independent auditor whether, in the course of conducting their audit, it detected or otherwise became of aware of information indicating that an illegal act (whether or not perceived to have a material effect on the Company's financial statements) has or may have occurred, and if so, the actions taken by the independent auditors in accordance with
     Section 10A(b) of the Exchange Act.

18. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions.

19. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

20. Discuss with the Company's legal counsel matters that may have a material impact on the financial statements or the Company's compliance policies.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                   APPENDIX B

                            2002 STOCK INCENTIVE PLAN

                              ARMOR HOLDINGS, INC.

                            2002 STOCK INCENTIVE PLAN

     1. PURPOSE. The purpose of Armor Holdings, Inc. 2002 Stock Incentive Plan (the "Plan") is to provide a means through which the Company and its Subsidiaries and Affiliates may attract able persons to enter and remain in the employ of the Company and its Subsidiaries and Affiliates and to provide a means whereby eligible persons can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and Affiliates and promoting an identity of interest between stockholders and these eligible persons.

     So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Stock Bonuses, or any combination of the foregoing. Capitalized terms not defined in the text are defined in Section 24.

     2. SHARES SUBJECT TO THE PLAN. Subject to Section 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 2,700,000 Shares. Shares that have been (a) reserved for issuance under Options which have expired or otherwise terminated without issuance of the underlying Shares, (b) reserved for issuance or issued under an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price, or (c) reserved for issuance or issued under an Award that otherwise terminates without Shares being issued, shall be available for issuance. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

     3. ELIGIBILITY. ISO's (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Affiliate or Subsidiary of the Company.

     4.  ADMINISTRATION.

         4.1 Committee Authority. This Plan will be administered by the Committee or by the Board. Any power, authority or discretion granted to the Committee may also be taken by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

         (a)  select persons to receive Awards;

         (b) determine the nature, extent, form and terms of Awards and the number of Shares or other consideration subject to

         (c) Awards;determine the vesting, exerciseability and payment of Awards;

         (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

         (e) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

         (f) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

         (g) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

         (h)  grant waivers of Plan or Award conditions;

         (i)  determine whether an Award has been earned;

         (j)  accelerate the vesting of any Award; and

         (k) make all other determinations necessary or advisable for the administration of this Plan.

     The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

         4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

     5. STOCK OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be intended to be "Incentive Stock Options" within the meaning of Section 422 of the Code or any successor section thereof ("ISO's") or nonqualified stock options (options not intended to qualify as incentive stock options)("NQSO's"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

         5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement ("Stock Option Agreement"), which will expressly identify the Option as an ISO or NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

         5.2 Exercise Period. Options may be exercisable to the extent vested within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

         5.3 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be greater, less than, or equal to the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant.

         5.4 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

         5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved from time to time by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

         5.6 Termination. Unless otherwise expressly provided in an Award Agreement or otherwise determined by the Committee, exercise of an Option will always be subject to the following:

         a. If the Participant is Terminated for any reason (including voluntary Termination) other than death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be a NQSO), but in any event, no later than the expiration date of the Options.

         b. If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant's Disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be a NQSO), but in any event no later than the expiration date of the Options.

         c. Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Committee shall give the Participant an opportunity to present to the Committee evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his or her service is terminated.

         d. If the Participant is not an employee or a director, the Award Agreement shall specify treatment of the Award upon Termination.

         5.7 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO's are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000 or such other amount as may be required by the Code. If the Fair Market Value of Shares on the date of grant with respect to which ISO's are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO's and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSO's. In the event that the

Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO's, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

         5.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that, except as expressly provided for in the Plan or an Award Agreement, any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted and (ii) except as provided for in Section 18 of the Plan, Options issued hereunder will not be repriced, replaced or regranted through cancellation or by lowering the Exercise Price of a previously granted Award without prior approval of the Company's Stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

         5.9 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

         5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO's will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

         5.11 Lapsed Grants. Notwithstanding anything in the Plan to the contrary, the Company may, in its sole discretion, allow the exercise of a lapsed grant if the Company determines that: (i) the lapse was the result of the Company's inability to timely execute the exercise of an option award and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Company makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

     6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

         6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and shall comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock shall will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company not later than thirty (30) days after the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

         6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Payment of the Purchase Price shall be made in accordance with Section 8 of this Plan.

         6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned and such determination shall be conclusive. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

         6.4 Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the lapse of all restrictions with respect to such Stock:

             "TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF A RESTRICTED STOCK AGREEMENT, DATED AS OF _______, BETWEEN ARMOR HOLDINGS, INC., AND ____________. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ARMOR HOLDINGS, INC."

     Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

         6.5 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

     7.  STOCK BONUSES.

         7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual Performance Factors or upon such other criteria as the Committee may determine.

         7.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and
(c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

         7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

     8.  PAYMENT FOR SHARE PURCHASES.

         8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee or where expressly indicated in the Participants Award Agreement and where permitted by law:

         a.  by cancellation of indebtedness of the Company to the Participant;

         b. by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

         c. by tender of a promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code;

         d. by waiver of compensation due or accrued to the Participant for services rendered;

         e. with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

         (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

         (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

         f. by any combination of the foregoing or other method authorized by the Committee.

     At its discretion, the Committee may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence. Delivery of shares for exercising an Option shall be made either through the physical delivery of shares or through an appropriate certification or attestation of valid ownership.

         8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

     9.  WITHHOLDING TAXES.

         9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

         9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

     10. PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 12.

     11. TRANSFERABILITY.

         11.1 Non-Transferability of Options. No Option granted under the Plan shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and such Option right shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may set forth in an Award Agreement at the time of grant or thereafter, that the Options (other than Incentive Stock Options) may be transferred to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, as the case may be. For this purpose, immediate family means the Participant's spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company.

         11.2 Rights of Transferee. Notwithstanding anything to the contrary herein, if an Option has been transferred in accordance with Section 11.1 above, the Option shall be exercisable solely by the transferee. The Option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the Participant or Participant's estate would have been entitled to exercise it if the Participant had not transferred the Option. In the event of the death of the Participant prior to the expiration of the right to exercise the transferred Option, the period during which the Option shall be exercisable will terminate on the date 12 months following the date of the Participant's death. In no event will the Option be exercisable after the expiration of the exercise period set forth in the Award Agreement. The Option shall be subject to such other rules relating to transferees as the Committee shall determine.

     12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within three (3) months after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be.

     13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions, consistent with the terms of the Awards, as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

     14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. In the discretion of the Committee, the pledge agreement may provide that the Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

     15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

     16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. However, in the event that an Award is not effective as discussed in the preceding sentence, the Company will use reasonable efforts to modify, revise or renew such Award in a manner so as to make the Award effective. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

     17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

     18. CORPORATE TRANSACTIONS.

         18.1 Assumption or Replacement of Awards by Successor. If a Change-of-Control Event occurs:

               (i) the successor company in any Change-of-Control Event may, if approved in writing by the Committee prior to any Change-of-Control Event:

                    (1) substitute equivalent Options or Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards), or

                    (2) issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or substantially similar other securities or substantially similar other property subject to repurchase restrictions no less favorable to the Participant.

               (ii) Notwithstanding anything in this Plan to the contrary, the
                    Committee may, in its sole discretion, provide that the vesting of any or all Options and Awards granted pursuant to this Plan will accelerate immediately prior to the consummation of a Change-of-Control Event. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of such event, they shall terminate at such time as determined by the Committee.

         18.2 Other Treatment of Awards. Subject to any rights and limitations set forth in Section 18.1, if a Change-of-Control Event occurs or has occurred, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets constituting the Change-of-Control Event.

         18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. If the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). If the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

         18.4 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

     19. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that this Plan is approved by the stockholders of the Company, consistent with applicable laws (the "Effective Date").

     20. TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board. The expiration of the Plan, however, shall not affect the rights of Participants under Options theretofore granted to them, and all unexpired Options and Awards shall continue in force and operation after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions.

     21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, (i) without the approval of the stockholders of the Company, amend this Plan in any manner that applicable law or regulation requires such stockholder approval, or (ii) without the written consent of the Participant substantially alter or impair any Option or Award previously granted under the Plan. Notwithstanding the foregoing, if an Option has been transferred in accordance with the terms of this Plan, written consent of the transferee (and not the Participant) shall be necessary to substantially alter or impair any Option or Award previously granted under the Plan.

     22. EFFECT OF SECTION 162(m) OF THE CODE. The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation
Section 1.162-27(f) as in effect on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of
Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. The Committee may, without stockholder approval (unless otherwise required to comply with Rule 16b-3 under the Exchange
Act), amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of
Section 162(m) of the Code required to preserve the Company's Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that (i) the Award is intended to comply with Section 162(m) of the Code and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

     23. GENERAL.

         23.1 Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions which restrict a Participant's ability to sell Shares for a period of time under certain circumstances, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement. In addition, the Committee may, in its discretion, provide in an Award

Agreement that, in the event that the Participant engages, within a specified period after termination of employment, in certain activity specified by the Committee that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company), the Participant will forfeit all rights under any Options that remain outstanding as of the time of such act and will return to the Company an amount of shares with a Fair Market Value (determined as of the date such shares are returned) equal to the amount of any gain realized upon the exercise of any Option that occurred within a specified time period.

         23.2. Claim to Awards and Employment Rights. Unless otherwise expressly agreed in writing by the Company, no employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

         23.3. Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

         23.4. Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or is otherwise legally incompetent or incapacitated or has died, then any payment due to such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person's spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its absolute discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

         23.5. No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         23.6. Governing law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

         23.7. Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

         23.8. Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

         23.9. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

         23.10. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.

         23.11. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

         23.12. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

         23.13. Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company, a Subsidiary or Affiliate.

         23.14 Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         23.15 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to employees who are employed outside the United States, and (iii) establish subplans (through the addition of schedules to the Plan or otherwise), modify option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

     24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

     "Affiliate" means any entity in which the Company has an ownership interest of at least 20%.

     "Award" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

     "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

     "Board" means the Board of Directors of the Company.

     "Cause" means the Company, a Subsidiary or Affiliate having cause to terminate a Participant's employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, a Subsidiary or Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party,
     (ii) the Committee's determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company, a Subsidiary or Affiliate or (iii) the Participant having been convicted of a felony or a misdemeanor carrying a jail sentence of six months or more.

"Change-of-Control Event" means the occurrence of any one or more of the following events: (i) there shall have been a change in a majority of the Board of Directors of the

Company within a two (2) year period, unless the appointment of a director or the nomination for election by the Company's stockholders of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of such two (2) year period, or (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited.


     "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     "Common Stock" means the outstanding common stock, par value $0.01 per share, of the Company, or any other class of securities into which substantially all the Common Stock is converted or for which substantially all the Common Stock is exchanged.

     "Committee" means the Compensation Committee, the Stock Option Committee or such other committee appointed by the Board consisting solely of two or more Outside Directors or the Board.

     "Company" means Armor Holdings, Inc., a Delaware corporation, or any successor corporation.

     "Disability" or "Disabled" means a disability, whether temporary or permanent, partial or total, as determined in good faith by the Committee.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

     "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

     a. if such Common Stock is publicly traded and is then listed on a national securities exchange (i.e. The New York Stock Exchange), its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

               b. if such Common Stock is publicly traded and is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

               c. if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, as reported by any reputable publisher or quotation service, as determined by the Committee in good faith, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

               d. if none of the foregoing is applicable, by the Committee in good faith based upon factors available at the time of the determination, including, but not limited to, capital raising activities of the Company.

     "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

     "NASD Dealer" has the meaning set forth in Section 8(e).

     "NQSO's" has the meaning set forth in Section 5.

     "Option" means an award of an option to purchase Shares pursuant to
     Section 5.

     "Outside Director" means a person who is both (i) a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an "outside director" within the meaning of
     Section 162(m) of the Code.

     "Parent" means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations and/or other legal entities ending with the Company if each of such corporations and other legal entities other than the Company owns stock, other equity securities or other equity interests possessing 50% or more of the total combined voting power of all classes of stock, equity securities or other equity interests in one of the other corporations or other entities in such chain.

     "Participant" means a person who receives an Award under this Plan.

     "Performance Factors" means the factors selected by the Committee from time to time, including, but not limited to, the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

               a.   Net revenue and/or net revenue growth;

               b. Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

               c.   Operating income and/or operating income growth;

               d.   Net income and/or net income growth;

               e.   Earnings per share and/or earnings per share growth;

               f. Total stockholder return and/or total stockholder return growth;

               g.   Return on equity;

               h.   Operating cash flow;

               i.   Adjusted operating cash flow return on income;

               j.   Economic value added;

               k.   Successful capital raises;

               l.   Individual confidential business objectives

               m. Other factors deemed reasonable and appropriate by the Committee.

     "Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

     "Plan" means Armor Holdings, Inc. 2002 Stock Incentive Plan, as amended from time to time.

     "Restricted Stock Award" means an award of Shares pursuant to Section 6.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Section 18, and any successor security.

     "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

     "Subsidiary" means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations and/or other legal entities beginning with the Company if each of the corporations and entities other than the last corporation or entity in the unbroken chain owns stock, other equity securities or other equity interests possessing 50% or more of the total combined voting power of all classes of stock, other equity securities or other equity interests in one of the other corporations or entities in such chain.

     "Ten Percent Stockholder" has the meaning set forth in Section 5.2.

     "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

     "Unvested Shares" means "Unvested Shares" as defined in the Award
     Agreement.

     "Vested Shares" means "Vested Shares" as defined in the Award Agreement.


                                  CERTIFICATION

     The undersigned, being the Secretary of Armor Holdings, Inc., a Delaware corporation, hereby certifies that the foregoing is a true and complete copy of Armor Holdings, Inc. 2002 Stock Incentive Plan, as duly adopted by the Board of Directors of the Company on March 13, 2002, and that said plan is in full force and effect on the date hereof, without amendment or modification.

                                               /s/ Robert R. Schiller



                                                  ANNUAL MEETING OF STOCKHOLDERS OF

                                                        ARMOR HOLDINGS, INC.

                                                            JUNE 22, 2004











                                                     Please date, sign and mail
                                                       your proxy card in the
                                                      envelope provided as soon
                                                            as possible.


                                Please detach along perforated line and mail in the envelope provided.




------------------------------------------------------------------------------------------------------------------------------------

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

------------------------------------------------------------------------------------------------------------------------------------
1. ELECTION OF DIRECTORS                                            2. APPROVAL OF AMENDMENT TO             FOR    AGAINST   ABSTAIN
                                           NOMINEES                    CERTIFICATE OF INCORPORATION         [ ]      [ ]       [ ]
[ ] FOR ALL NOMINEES
                                           ( ) Warren B. Kanders
[ ] WITHHOLD AUTHORITY                     ( ) Burtt R. Ehrlich     3. APPROVAL OF AMENDMENT TO             FOR    AGAINST   ABSTAIN
    FOR ALL NOMINEES                       ( ) Nicholas Sokolow        2002 STOCK INCENTIVE PLAN            [ ]      [ ]       [ ]
                                           ( ) Thomas W. Strauss
[ ] FOR ALL EXCEPT                         ( ) Alair A. Townsend    PLEASE DATE, SIGN AND RETURN THIS PROXY.
    (See instructions below)               ( ) Deborah Zoullas
                                                                    THANK YOU.




INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here (x)

------------------------------------------------------------------











------------------------------------------------------------------

To change the address on your account, please check the
box at right and indicate your new address in the
address space above. Please note that changes to the         [  ]
registered name(s) on the account may not be submitted
via this method.

------------------------------------------------------------------

Signature of Stockholder                          Date:              Signature of Stockholder                          Date:
                        -------------------------      --------                              -------------------------      --------


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.





                                                       ARMOR HOLDINGS, INC.

                                                          ANNUAL MEETING

                                                           JUNE 22, 2004

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Warren B. Kanders and Burtt R. Ehrlich, or either of them, as proxies to represent the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of common stock of Armor Holdings, Inc.
which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Armor Holdings, Inc., to be held on June 22,
2004 at 10:00 A.M., New York City time, at The Metropolitan Club, One East 60th Street, New York, New York 10022 and any
adjournments and postponements thereof:

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE
SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

                                         (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


